As filed with the Securities and Exchange Commission on March 19, 2004
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, DC 20549
__________________________
FORM F-3
REGISTRATION STATEMENT UNDER THE SECURITIES ACT OF 1933
_____________________
AngloGold Limited
(Exact name of Registrant as specified in its charter)
The Republic of South Africa
(State or Other Jurisdiction of Incorporation or
Organization)
Not Applicable
(I.R.S. Employer Identification
Number)
11 Diagonal Street
Johannesburg, 2001
(PO Box 62117, Marshalltown, 2107)
South Africa
Tel: +27 (11) 637-6000
(Address and Telephone Number of Registrant's Principal Executive Offices)
_____________________
AngloGold North America Inc.
7400 East Orchard Road, Suite 350
Greenwood Village, CO 80111
Tel: +1 (303) 889-0700
(Name, Address and Telephone Number of Agent for Service)
_____________________
Copies to:
Richard J.B. Price
Shearman & Sterling
LLP
9 Appold Street
London EC2A 2AP, England
Tel: + 44 (20) 7655-5000
_____________________
Approximate date of commencement of proposed sale to the public: From time to time after this registration statement becomes effective.
If the only securities being registered on this form are being offered pursuant to dividend or interest reinvestment plans, please check the following box. ?
If any of the securities being registered on this form are to be offered on a delayed or continuous basis pursuant to Rule 415 under the Securities Act of 1933, please check the following box. ?
If this form is filed to register additional securities for an offering pursuant to Rule 462(b) under the Securities Act, please check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. ?
If this form is a post-effective amendment filed pursuant to Rule 462(c) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. ?
If delivery of the prospectus is expected to be made pursuant to Rule 434, please check the following box. ?
______________________________________
The Registrant hereby amends this Registration Statement on such date or dates as may be necessary to delay its effective date until the Registrant shall file a further amendment which specifically states that this Registration Statement shall thereafter become effective in accordance with Section 8(a) of the Securities Act of 1933 or until the Registration Statement shall become effective on such date as the Commission, acting pursuant to said Section 8(a), may determine.
CALCULATION OF REGISTRATION FEE
Title of Each Class of
Securities to be Registered
Amount to be Registered
Proposed Maximum
Offering Price Per Share (1)
Proposed Maximum
Aggregate Offering Price
(1)
Amount of
Registration
Fee
Ordinary shares (2)(3)................................ 10,440,000 $41.50 $433,260,000 $54,894.04
(1) Estimated, pursuant to Rule 457(c) under the Securities Act of 1933, solely for the purpose of calculating the registration fee and based upon the average of the high and low prices of the American Depositary Shares representing ordinary shares of AngloGold Limited as reported on the New York Stock Exchange on March 17, 2004.
(2) A separate registration statement on Form F-6 (Registration No. 333-14066) has been filed for the registration of American Depositary
Shares evidenced by the American depositary receipts issuable upon the deposit of the ordinary shares registered hereby. Each American Depositary Share represents one ordinary share.
(3) Represents shares being registered for offer or sale by the selling shareholder as described in the prospectus forming part of this registration statement.

SUBJECT TO COMPLETION

Dated March 19, 2004

PROSPECTUS

ANGLOGOLD LIMITED

11 Diagonal Street

Johannesburg, 2001

(PO Box 62117, Marshalltown, 2107)

South Africa

Tel: +27 (11) 637-6000

10,440,000 Ordinary Shares

________________________________

This prospectus relates to 10,440,000 of our ordinary shares that may be offered for sale or otherwise transferred from time to time by the selling shareholder. The selling shareholder will receive these shares in connection with our combination with Ashanti Goldfields Company Limited. The selling shareholder may offer these ordinary shares, including in the form of American Depositary Shares, from time to time through public or private transactions, on or off the New York Stock Exchange, at prevailing market prices or at privately negotiated prices. We will not receive any of the proceeds from the sale of these ordinary shares.

Our American Depositary Shares, or ADSs, each representing one ordinary share, are listed on the New

York Stock Exchange under the symbol "AU". Our ordinary shares are listed on the JSE Securities Exchange South Africa under the symbol "ANG", the London Stock Exchange under the symbol "AGD", the Paris Bourse under the symbol "VA", the Australian Stock Exchange in the form of CHESS depositary interests, each representing one-fifth of an ordinary share, under the symbol "AGG", and quoted in Brussels in the form of international depositary receipts under the symbol "ANG BB". The closing price of our ADSs on the New York Stock Exchange on March 17, 2004 was US$40.59 per ADS.

Investing in our ordinary shares involves risks. See "Risk Factors" starting on page 15 of our

Form 20-F for the year ended December 31, 2003, incorporated by reference herein.

Neither the Securities and Exchange Commission nor any state securities commission has approved or disapproved of these securities or passed upon the adequacy or accuracy of this prospectus. Any representation to the contrary is a criminal offense.

The date of this Prospectus is March 19, 2004

______________________________________

FORWARD-LOOKING STATEMENTS

This prospectus includes forward-looking statements. We have based these forward-looking statements on our current expectations and projections of future events. These forward-looking statements are subject to risks, uncertainties and assumptions about our business. You should consider any forward-looking statements in light of the risks and uncertainties described under "Risk Factors" and elsewhere in the information contained or incorporated by reference in this prospectus. We undertake no obligation to publicly update or revise any forward-looking statements, whether as a result of new information, future events or otherwise. In light of these risks, uncertainties and assumptions, the future events described in this prospectus may not occur.

______________________________________

ENFORCEABILITY OF CERTAIN CIVIL LIABILITIES

We are a public company incorporated under the laws of the Republic of South Africa. All except one of our directors and officers, and the experts named herein, reside outside the United States, principally in South Africa. You may not be able, therefore, to effect service of process within the United States upon those directors and officers with respect to matters arising under the federal securities laws of the United States.

In addition, substantially all of our assets and the assets of our directors and officers are located outside the United States. As a result, you may not be able to enforce against us or our directors and officers judgments obtained in US courts predicated on the civil liability provisions of the federal securities laws of the United States.

We have been advised by our South African counsel, Taback and Associates (PTY) Ltd., that there is doubt as to the enforceability in South Africa of civil liabilities based on federal or state securities laws of the United States, either in original actions or in actions for enforcement of judgments of US courts.

______________________________________

NON-GAAP FINANCIAL MEASURES

In this registration statement and in documents incorporated by reference herein, we present financial items such as "total cash costs", "total cash costs per ounce", "total production costs" and "total production costs per ounce" that have been determined using industry standards promulgated by the Gold Institute and are not measures under generally accepted accounting principles in the United States ("US GAAP") or under generally accepted accounting principles in the United Kingdom ("UK GAAP"). An investor should not consider these items in isolation or as alternatives to any measure of financial performance presented in accordance with US GAAP or UK GAAP either in this document or in any document incorporated by reference herein. In addition, in this registration statement, we present terms such as "total production costs per ounce" as used by Ashanti. The term "total cash costs", used by AngloGold, is not equivalent to the term "cash operating costs", used by Ashanti, and the term "total production costs per ounce", as used by AngloGold, is not equivalent to the same term as used by Ashanti.

An investor should not assume that non-GAAP financial measures used by Ashanti have the same meanings as identical or similar measures used by AngloGold, even if both are contained herein.

While the Gold Institute has provided definitions for the calculation of "total cash costs", "total cash costs per ounce", "total production costs" and "total production costs per ounce", the definitions of certain non-

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GAAP financial measures included herein may vary significantly from those of other gold mining companies, and by themselves do not necessarily provide a basis for comparison with other gold mining companies. However, AngloGold believes that total cash costs and total production costs in total by mine and per ounce by mine are useful indicators to investors and management of a mine's performance as they provide:

•

an indication of a mine's profitability, efficiency and cash flows;

•

the trend in costs as the mine matures; and

•

an internal benchmark of performance to allow for comparison against other mines.

A reconciliation of total production costs to cash operating costs, as included in Ashanti's audited financial statements for each of the two years in the period ended December 31, 2003, is included in a Form 6-K submitted to the United States Securities and Exchange Commission (the "SEC") by AngloGold on March 19, 2004.

THE COMPANY

We are one of the world's largest gold producers by volume of gold produced, with extensive reserves and production of approximately 5.62 million ounces of gold in 2003 (without giving effect to our combination with Ashanti Goldfields Company Limited, or Ashanti). With our corporate headquarters in Johannesburg, we draw our production from four continents. Our operations comprise open-pit and underground mines and surface reclamation plants in Argentina, Australia, Brazil, Mali, Namibia, South Africa, Tanzania and the United States, and we conduct exploration activities in these countries (except Namibia) as well as in Canada, Mongolia and Peru. We are also involved in sustaining and growing the market for our product. Ashanti has interests in major gold mines in Ghana, Guinea, Tanzania and Zimbabwe. In 2003, Ashanti's attributable gold production was 1.53 million ounces.

On August 4, 2003, we entered into a transaction agreement with Ashanti to acquire all of its issued and outstanding share capital. We expect to complete the transaction in April 2004. On a combined basis with Ashanti we will have 83.8 million ounces of attributable proven and probable reserves (based on AngloGold's and Ashanti's reported reserves as of December 31, 2003).

We were incorporated in South Africa in 1944 as Vaal Reefs Exploration and Mining Company

Limited and have operated as AngloGold Limited since March 30, 1998. We will operate as AngloGold Ashanti upon the completion of our combination with Ashanti.

ASHANTI COMBINATION

Under the terms of the transaction agreement entered into between AngloGold and Ashanti, each

Ashanti security holder will receive either 0.29 AngloGold ordinary shares or 0.29 AngloGold ADSs for each Ashanti share, Ashanti global depositary security or 100 Ashanti Zimbabwe depositary receipts held. In connection with our combination with Ashanti, we will issue approximately 38.5 million ordinary shares (or share equivalents) to these security holders, including 10,440,000 AngloGold ordinary shares to Lonmin Plc (or "Lonmin"), the selling shareholder. In addition, in exchange for certain regulatory undertakings, including an agreement to extend the term of the mining lease relating to Ashanti's Obuasi mine until 2054, we will issue approximately 2.7 million shares and pay approximately US$10 million to the Government of Ghana. Based on the share capital of Ashanti and AngloGold at March 15, 2004, on completion of the combination, holders of AngloGold securities will own approximately 84.6% and holders of Ashanti securities (including the Government of Ghana in its role as regulator) will own approximately 15.4% of AngloGold Ashanti.

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USE OF PROCEEDS

Lonmin will receive all of the proceeds from the sale of ordinary shares pursuant to this prospectus.

We will not receive any of the proceeds from these sales.

DESCRIPTION OF ASHANTI

Overview

Ashanti is engaged in the mining and processing of gold ores and the exploration and development of gold properties in Africa and in hedging activities in connection with its gold production. Ashanti has interests in major gold mines in Ghana, Guinea, Tanzania and Zimbabwe. In 2003, Ashanti's attributable gold production was 1.53 million ounces. As at December 31, 2003, Ashanti had proven and probable contained gold reserves of approximately 20.7 million ounces on an attributable basis.

Summary Operating Data

The following table presents summary consolidated operating data for Ashanti, based on Ashanti's audited consolidated financial statements for the two years ended December 31, 2003.

Operating data for Ashanti

Year ended December 31,

2002

2003

Gold production (thousand ounces)..............................................................

1,622

1,604

Attributable gold production (thousand ounces)...........................................

1,554

1,528

Cash operating costs (US$ million) ..............................................................

323.1

356.3

Cash operating costs per ounce (US$/oz)

(1)

.................................................

199

222

Total production costs per ounce (US$/oz)

(2)

..............................................

269

295

Capital expenditure (million US$)................................................................

64.5

83.0

Notes:
(1) Cash operating costs per ounce is a measure of the average cost of producing an ounce of gold, calculated by dividing the total cash operating costs in a period by the total gold production over the same period.

(2) Total production costs per ounce is a measure of the average cost of producing an ounce of gold, calculated by dividing the production costs in a period by the gold production over the same period; total production costs per ounce represents cash operating costs per ounce, plus royalties, depreciation, depletion and amortization, employee severance costs and rehabilitation and other non-cash costs; total production costs per ounce is a non-GAAP measure of financial performance and should not be considered by investors in isolation or as alternatives to operating costs per ounce, total costs or any other measure of financial performance presented in accordance with GAAP or as an indicator of Ashanti's performance. The calculation of total production costs per ounce may vary significantly among gold mining companies. However, Ashanti believes that total production costs per ounce provides a useful indicator to investors and management of performance including: (i) an indication of profitability and efficiency; (ii) the trend in costs as mines mature; (iii) a measure of gross margins per ounce, by comparison of the total production costs per ounce to the price of gold; and (iv) an internal benchmark of performance to allow for comparison against other mines

.

A reconciliation of total production costs

per ounce to cash operating costs per ounce as included in Ashanti's audited financial statements for the two-year period ended December 31, 2003, is included in a Form 6-K submitted to the SEC by AngloGold Limited on March 19, 2004; see documents listed in "Incorporation By Reference". See also "Non-GAAP Financial Measures" above.

Reserves

The following table sets out Ashanti's attributable Proven and Probable Ore Reserves as reported by

Ashanti in its annual accounts for the year ended December 31, 2003. The information on Proven and Probable Ore Reserves refers to Ashanti's attributable interest. These Ore Reserves have been estimated in compliance with the Australasian Code for Reporting of Mineral Resources and Ore Reserves (the "JORC Code"), are reported in accordance with the requirements of the SEC Industry Guide 7 and do not take into account metallurgical losses. The principles applied to the determination of the reserves as reported by Ashanti are set out below.

Cut-off grades are applied to geological data when assessing mineralized material in order to ensure that material never likely to be economic is not included in the reserves. The tonnage, grade and contained gold profiles for each deposit are interrogated at various cut-off grades to enable the engineers to clearly understand the characteristics of the mineralization and to focus on developing exploitation strategies that will optimize the net present value of the deposits. The cut-off grade that Ashanti has chosen for reporting purposes is the lowest grade that can be exploited at break-even for the highest envisaged gold price.

Classification of proven and probable reserves is based on a number of criteria including drill density,

geological continuity, integrity of the data, ore accessibility and economic parameters.

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The costs used in evaluating the economic operating profile for each ore block are based on actual costs incurred in the operation over the past year adjusted wherever appropriate for any inflation and exchange rate variances forecast for the coming year or cost decreases due to productivity improvements. Where new projects are concerned, the costs are based on actual materials prices, labor costs and engineering feasibility design parameters and are benchmarked wherever practical with similar operations elsewhere within the Ashanti group of companies or with peer operators nationally or internationally.

The grade estimate is inclusive of adjustments for mining dilution and ore losses during mining.

Future metal prices used for estimating purposes are decided upon by Ashanti, based on information taken from internationally respected gold price analysts.

Category of

Tonnes

Contained gold

Location

Ore Reserves

(millions)

Grade (g/t)

(million oz)

Obuasi

Underground

Proven

4.2

7.5

1.0

Probable

33.5

8.4

9.0

Total

37.7

8.3

10.1

Surface

Proven

2.6

2.7

0.2

Probable

-

-

-

Total

2.6

2.7

0.2

Tailings

Proven

12.7

1.9

0.8

Probable

3.8

2.0

0.2

Total

16.4

1.9

1.0

Sub Total

Proven

19.5

3.2

2.0

Probable

37.3

7.8

9.3

Total

56.8

6.2

11.3

Other Locations

Iduapriem (80%)

(1)

Proven

39.4

1.6

2.0

Teberebie (90%)

Probable

9.7

1.7

0.5

Total

49.1

1.7

2.6

Bibiani underground

Proven

-

-

-

Probable

1.2

4.6

0.2

Total

1.2

4.6

0.2

Bibiani surface

Proven

2.6

1.9

0.2

Probable

1.3

2.9

0.1

Total

3.9

2.2

0.3

Bibiani tailings

Proven

4.4

1.1

0.1

Probable

0.4

1.0

0.0

Total

4.8

1.1

0.1

Siguiri (85%)

(1)

Proven

10.5

1.2

0.4

Probable

33.4

1.2

1.2

Total

43.9

1.2

1.6

Freda-Rebecca

Proven

3.1

2.5

0.2

Probable

1.0

2.5

0.1

Total

4.1

2.5

0.3

Geita (50%)

(1)

Proven

14.2

3.3

1.5

Probable

21.1

4.2

2.8

Total

35.3

3.8

4.3

Total

(1)

Proven

93.7

2.1

6.5

Probable

105.4

4.2

14.2

Total

199.1

3.2

20.7

Rounding of figures may result in computational discrepancies.

Notes:
(1) Reserves attributable to Ashanti's percentage interest shown.

General Description of Operations

The gold mining operations of Ashanti are Obuasi, Bibiani and Iduapriem/Teberebie in Ghana, Siguiri

in Guinea, Geita in Tanzania and Freda-Rebecca in Zimbabwe.

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Obuasi. Ashanti's oldest mine and largest reserve is located at Obuasi in the Ashanti region of Ghana.

Ashanti has a 100% interest in the Obuasi mine. Gold mining has been conducted at this site for over 100 years and during that period, records show that Obuasi has to date produced approximately 28 million ounces of gold. Most production at Obuasi is from its underground mine, but there is also production from open-pit and tailings retreatment operations. The Obuasi mine site has separate sulphide, oxide and tailings treatment plants. Obuasi produced 513,163 ounces of gold, principally from underground operations, in the year ended December 31, 2003, compared with 537,219 ounces for the year ended December 31, 2002.

Bibiani. The Bibiani open-pit mine is located in the Western Region of Ghana, 90 kilometers west of

Kumasi. Ashanti acquired Bibiani in 1996 when it acquired International Gold Resources Corporation ("IGR"), a Canadian-listed company, and Ghana Libyan Arab Mining Company Limited ("GLAMCO"). Ashanti has a 100% interest in the Bibiani mine. Gold production for the year ended December 31, 2003 was 212,716 ounces compared with 242,432 ounces for the year ended December 31, 2002. The main open-pit operations are scheduled to be completed in 2004, once the remaining open-pit ore reserve is completely mined out. Development of a decline ramp system for the exploration and possible development of an underground mining operation at Bibiani has commenced.

Iduapriem/Teberebie (attributable 80/90%). The Iduapriem open-pit mine, which is owned by

Ghanaian Australian Goldfields Limited ("GAG"), is located in the Western Region of Ghana some 70 kilometers north of the coastal city of Takoradi, and 10 kilometers south west of Tarkwa. Ashanti acquired an 80% interest in the Iduapriem mine in 1996 when it acquired GAG's holding company. In June 2000, Ashanti acquired the entire issued share capital of Pioneer Goldfields Limited, which owns 90% of Teberebie Goldfields Limited (being the company which owns the mining lease to the Teberebie open-pit mine located adjacent to Iduapriem). The acquisition of the Teberebie reserves should extend the Iduapriem mine's life to approximately 2012. Ore is treated at these mines by heap leach or CIL methods. In the year ended December 31, 2003, Iduapriem/Teberebie produced 243,533 ounces of gold compared with 185,199 ounces of gold for the year ended December 31, 2002. The higher gold production was due to the increased mill throughput resulting from the upgrade of the processing plant during 2003. Installation of an additional ball mill and a new crusher is anticipated to commence during 2004 which will further increase mill capacity.

Ayanfuri. Ashanti acquired the Ayanfuri mine, located in the Central Region of Ghana, in 1996.

Ayanfuri had exhausted substantially all of its gold reserves by December 31, 2000. Ashanti is currently implementing a mine closure plan under Obuasi mine management control.

Siguiri (attributable 85%). The Siguiri open-pit gold mine is located in the Siguiri District in the northeast of the Republic of Guinea, West Africa, approximately 850 kilometers from the capital city of Conakry. The nearest important town is Siguiri (approximately 50,000 inhabitants), located on the banks of the Niger River. Ashanti owns 85% of the Siguiri gold mine and the Government of Guinea owns the remaining 15%. Ashanti acquired its interest in Siguiri in 1996. The mine commenced operations in the first quarter of 1998. Production for the year ended December 31, 2003 was 252,795 ounces of gold compared with 269,292 ounces of gold for the year ended December 31, 2002. Between 2000 and 2002, production and cash operating costs were impacted by lower than expected metallurgical recovery from the material stacked during that time as well as by higher haulage and rehandling unit costs as a result of a decision to mine higher grade than planned material further from the mine. Construction of the CIP expansion project, which was suspended during 2003 due to irreconcilable differences with the engineering and construction contractor, was recommenced in the fourth quarter of 2003, following the appointment of a new contractor and the approval of the Ashanti Board in October 2003. This project, at a capital cost currently estimated to be approximately US$75 to US$80 million, is anticipated to be commissioned in the fourth quarter of 2004 to the first quarter of 2005.

Geita (attributable 50% prior to the combination, 100% following implementation of the combination).

The Geita open-pit mine is situated in north-western Tanzania approximately 90 kilometers from the regional capital of Mwanza and 20 kilometers south of Lake Victoria in an area known as the Lake Victoria Goldfields. The operation is currently owned and operated by Ashanti and AngloGold in a joint venture following our purchase of a 50% interest in December 2000. The mine was commissioned in June 2000 and produced a total of 176,836 ounces of gold during the year 2000. In 2003, the Geita mine produced a total of 661,045 ounces of gold compared with 579,043 ounces for the year ended December 31, 2002. After the combination between us and Ashanti is completed, Geita will be wholly-owned and operated by us and will be 100% attributable to us. The Geita mine comprises a crusher, SAG and ball mill grinding circuit, a gravity circuit and a 14-tonne stripping plant.

Freda-Rebecca. Ashanti acquired the Freda-Rebecca mine in 1996. The mine is located at Bindura in

Zimbabwe. Ashanti now conducts underground mining operations at Freda-Rebecca as the open-pits were mined out in 1998. The life of mine plan currently projects mining until approximately 2007 at current

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production rates. In 2003, Freda-Rebecca produced 51,091 ounces of gold compared with 98,255 ounces in 2002.

Operating Data for Ashanti's Operations

The following table presents summary consolidated operating data for Ashanti, based on Ashanti's audited consolidated financial statements for the two years ended December 31, 2003.

Obuasi

Iduapriem/

Teberebie

(1)

Bibiani

Siguiri

(2)

Geita

(3)

Freda-

Rebecca

2002

Recovered grade (oz/t)

0.12

0.05

0.09

0.03

0.12

0.09

Recovered grade (g/t)

3.62

1.54

2.94

0.89

3.62

2.65

Gold production (000 oz)

537

185

243

269

579

98

Attributable gold production (000 oz)

537

157

243

229

290

98

Cash operating costs (US$ million)

106.4

43.0

43.6

61.9

47.2

21.0

Cash operating costs per ounce (US$/oz)

(4)

198

232

180

230

163

214

Total production costs per ounce (US$/oz)

(5)

270

288

238

325

234

252

Capital expenditure (US$ million)

35.1

10.5

2.9

9.4

9.2

6.4

2003

Recovered grade (oz/t)

0.10

0.05

0.08

0.05

0.12

0.04

Recovered grade (g/t)

3.06

1.46

2.55

0.81

3.60

1.33

Gold production (000 oz)

513

244

213

253

661

51

Attributable gold production (000 oz)

513

207

213

214

330

51

Cash operating costs (US$ million)

111.2

58.5

46.0

70.6

56.3

13.7

Cash operating costs per ounce (US$/oz)

(4)

217

240

216

279

170

268

Total production costs per ounce (US$/oz)

(5)

299

275

279

341

221

675

Capital expenditure (US$ million)

37.6

12.5

6.4

24.6

16.1

1.1

Notes:
 (1)

Ashanti owns an 80% interest in Iduapriem and a 90% interest in Teberebie. (2) Ashanti owns an 85% interest in Siguiri. The Government of Guinea owns the remaining 15% interest at Siguiri. However, theGovernment of Guinea's interest is a free carry interest and, as a result, the Government of Guinea does not contribute to capital expenditure at Siguiri.

(3)

Ashanti owns a 50% interest in Geita (since 2000). The remaining 50% is owned by AngloGold. (4) Cash operating costs per ounce is a measure of the average cost of producing an ounce of gold, calculated by dividing the total cashoperating costs in a period by the total gold production over the same period.

(5)

Total production costs per ounce is a measure of the average cost of producing an ounce of gold, calculated by dividing the productioncosts in a period by the gold production over the same period; total production costs per ounce represents cash operating costs per ounce, plus royalties, depreciation, depletion and amortization, employee severance costs and rehabilitation and other non-cash costs; total production costs per ounce is a non-GAAP measure of financial performance and should not be considered by investors in isolation or as alternatives to operating costs per ounce, total costs or any other measure of financial performance presented in accordance with GAAP or as an indicator of Ashanti's performance. The calculation of total production costs per ounce may vary significantly among gold mining companies. However, Ashanti believes that total production costs per ounce provides a useful indicator to investors and management of performance including: (i) an indication of profitability and efficiency; (ii) the trend in costs as mines mature; (iii) a measure of gross margins per ounce, by comparison of the total production costs per ounce to the price of gold; and (iv) an internal benchmark of performance to allow for comparison against other mines.

A reconciliation of total production costs per ounce to cash operating costs per ounce as included in Ashanti's audited financial statements for the two-year period ended December 31, 2003, is included in a Form 6-K submitted to the SEC by AngloGold Limited on March 19, 2004; see documents listed in "Incorporation By Reference". See also "Non-GAAP Financial Measures" above.

SELLING SHAREHOLDER

Lonmin is a publicly listed company incorporated under the laws of England and Wales. The address of its principal office is Lonmin Plc, 4 Grosvenor Place, London SW1X 7YL, United Kingdom.

The 10,440,000 ordinary shares that may be resold under this prospectus by Lonmin are shares that will be issued by us in connection with and at the closing of our combination with Ashanti and are expected to represent approximately 3.95% of our issued ordinary shares following the closing of our combination with Ashanti. Lonmin may offer all, some or none of the ordinary shares. Because Lonmin may offer all or some portion of the ordinary shares, we cannot estimate the amount of the ordinary shares that will be held by Lonmin upon termination of these sales. In addition, Lonmin may sell, transfer or otherwise dispose of all or a portion of its shares in transactions exempt from the registration requirements of the Securities Act.

Lonmin and we entered into a Registration Rights Agreement, dated as of August 4, 2003. Under the

Registration Rights Agreement, we agreed to register all of the ordinary shares Lonmin will receive at the closing of our combination with Ashanti. All expenses incurred with respect to the registration of the ordinary shares owned by Lonmin will be borne by us, but we will not be obligated to pay any commissions, fees,

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discounts or expenses of any underwriter, broker, dealer or agent in connection with or incident to the sale of any of Lonmin's shares.

This offering will terminate on the earlier of (1) the first year anniversary of the date on which Lonmin receives the ordinary shares or (2) the date on which all ordinary shares offered by this prospectus have been sold by Lonmin.

During the three-year period preceding the filing date of this registration statement, a director of

Lonmin has served on the board of directors of Ashanti. Currently, Edward Haslam, Lonmin's chief executive officer, is a director of Ashanti. Mr. Haslam has announced his intention to retire from his position as Lonmin's chief executive officer on reaching retirement age in April 2004.

Sam Jonah, the chief executive officer of Ashanti, is currently a non-executive director of Lonmin. Mr.

Jonah was an executive director of Lonmin until February 28, 2003, at which time he became employed directly by a subsidiary of Ashanti and became a non-executive director of Lonmin.

In July 2001, certain subsidiaries of Lonmin (together comprising the Lonmin platinum division)

entered into a joint venture with Anglo American Platinum Corporation Limited ("Anglo Platinum"), a subsidiary of Anglo American plc, in relation to the mining of certain areas in the Northwest Province of South Africa, known as the Pandora Joint Venture. Under the terms of the joint venture, the initial capital in the joint venture was contributed as to 60% by the Lonmin group and 40% by Anglo Platinum. Thereafter, capital has been contributed equally by both parties and both parties are equal participants, with a minority stake being held by various black empowerment partners.

On June 28, 2002 Lonmin subscribed for US$75 million of Mandatorily Exchangeable Notes

("MENs") issued by Ashanti Capital Second Limited, a subsidiary of Ashanti. On completion of the combination of Ashanti and AngloGold, the MENs will be redeemed together with accrued and unpaid interest in accordance with the terms of the MENs.

PLAN OF DISTRIBUTION

Lonmin (and any of its pledgees, assignees and successors-in-interest) may offer and sell the ordinary shares (or, if the ordinary shares are deposited with The Bank of New York and Lonmin receives AngloGold ADSs in exchange for the ordinary shares, such AngloGold ADSs) at various times and from time to time on any stock exchange, market or trading facility on which the shares or ADSs are traded or in private transactions. These sales may be at market prices then prevailing, at prices related to prevailing market prices, at negotiated prices or at fixed prices. Without limiting the generality of the foregoing, Lonmin may use any one or more of the following methods when selling shares or ADSs:

•

ordinary brokerage transactions and transactions in which the broker-dealer solicits purchasers;

•

block trades in which the broker-dealer will attempt to sell the shares as agent but may position and resell a portion of the block as principal to facilitate the transaction;

•

purchases by a broker-dealer as principal and resale by the broker-dealer for its account;

•

an exchange distribution in accordance with the rules of the applicable exchange;

•

privately negotiated transactions;

•

settlement of short sales entered into after the date of this prospectus;

•

broker-dealers may agree with the selling shareholder to sell a specified number of such shares at a stipulated price per share;

•

through the writing or settlement of options or other hedging transactions, whether through an options exchange or otherwise;

•

by pledge to secure debts or other obligations;

•

by an underwritten public offering;

•

in a combination of any of the above; or

8

•

any other method permitted pursuant to applicable law.

In addition, Lonmin may sell any ordinary shares that qualify for sale under Rule 144 or Rule 145(d)

under the Securities Act in transactions complying with Rule 144 or Rule 145(d), as applicable, rather than pursuant to this prospectus. Lonmin will act independently of us in making decisions with respect to the timing, manner and size of each sale. We will not receive any proceeds from the sale of ordinary shares by Lonmin.

In order to comply with the securities laws of certain states, if applicable, the ordinary shares or ADSs may be sold only through registered or licensed brokers or dealers. In addition, in certain states, the ordinary shares or ADSs may not be sold unless they have been registered or qualified for sale in the applicable state or an exemption from the registration or qualification requirement is available and its requirements are met.

Broker-dealers engaged by Lonmin may arrange for other broker-dealers to participate in sales.

Broker-dealers will either receive discounts or commissions from Lonmin, or they will receive commissions from purchasers of ordinary shares for whom they have acted as agents. Neither we nor Lonmin can presently estimate the amount of this type of compensation. We know of no existing arrangements between Lonmin, any other shareholder, broker, dealer, underwriter or agent relating to the sale or distribution of the ordinary shares.

Lonmin may also sell ordinary shares or ADSs short and deliver securities covered by this prospectus to close out its short positions, or loan or pledge the securities covered by this prospectus to broker-dealers that in turn may sell these securities. Lonmin may also enter into options, swaps, derivatives or other transactions with broker-dealers or other financial institutions which require the delivery to such broker-dealer or other financial institution of the securities covered by this prospectus, which securities such broker-dealer or other financial institution may resell pursuant to this prospectus (as supplemental or amended to reflect such transaction).

Lonmin and any broker-dealers who act in connection with the sale of the ordinary shares or ADSs might be deemed to be "underwriters" within the meaning of the Securities Act, and any commissions they receive and proceeds of any sale of ordinary shares or ADSs might be deemed to be underwriting discounts and commissions under the Securities Act. These broker-dealers may be acting as brokers, as principals in a riskless principal transaction or as principals engaging in a distribution of the ordinary shares. If there is a material change to the plan of distribution described here, we will file a prospectus supplement or a post-effective amendment to this prospectus, as appropriate, including, if appropriate, naming the broker-dealers acting as underwriters.

We will pay all of the expenses in connection with or incident to the registration of the ordinary shares or ADSs. We shall not be responsible for any commissions, fees, discounts or expenses of underwriters, broker- dealers or agents or any counsel thereto or any expenses incurred by Lonmin related to the sale or offering of the ordinary shares or ADSs, including the expenses of Lonmin's counsel We have also agreed to indemnify Lonmin and related persons against liabilities related to the ordinary shares or ADSs, including liabilities related to the offer and sale of these ordinary shares or ADSs under the Securities Act.

We have advised Lonmin that while it is engaged in a distribution of the ordinary shares or ADSs included in this prospectus it is required to comply with Regulation M promulgated under the Securities Exchange Act of 1934. With limited exceptions, Regulation M precludes Lonmin, any affiliated purchasers and any broker-dealer or other person who participates in the distribution from bidding for or purchasing, or attempting to induce any person to bid for or purchase, any security which is the subject of the distribution until the entire distribution is complete. Regulation M also prohibits any bids or purchases made in order to stabilize the price of a security in connection with the distribution of that security. All of the foregoing might affect the marketability of the ordinary shares offered.

This offering will terminate on the earlier of (1) the first year anniversary of the date on which Lonmin receives the ordinary shares or (2) the date on which all ordinary shares offered by this prospectus have been sold by Lonmin.

We may suspend sales under this prospectus in some situations. Upon receipt of written notice from us, Lonmin must cease using this prospectus until we file and deliver to it a revised prospectus, or until we advise Lonmin that the current prospectus may still be used and deliver to it any documents we have submitted to be incorporated by reference in the current prospectus. If we suspend sales under this prospectus, we will use our reasonable efforts to cause the use of the prospectus to be resumed as soon as reasonably practicable after the expiration of such a suspension period. We have agreed with Lonmin that we will not exercise our right to delay sales of ordinary shares held by Lonmin on more than three occasions and in no event for more than 90 days during the effective period of the registration statement.

9

LEGAL MATTERS

Certain legal matters with respect to South African law will be passed upon for us by our South African counsel, Taback and Associates (PTY) Ltd. Certain legal matters with respect to United States and New York law will be passed upon for us by Shearman & Sterling LLP, who may rely, without independent investigation, on Taback and Associates (PTY) Ltd. regarding certain South African legal matters. The underwriters' own legal counsel will advise them about other issues relating to any offering.

EXPERTS

The consolidated financial statements of AngloGold Limited included in AngloGold Limited's Annual

Report on Form 20-F for the year ended December 31, 2003, and incorporated by reference in this registration statement, have been audited by Ernst & Young, independent auditors, as set forth in their report thereon included in the Annual Report on Form 20-F and incorporated by reference in this registration statement. These consolidated financial statements are incorporated herein by reference in reliance upon such report given on the authority of such firm as experts in accounting and auditing.

The consolidated financial statements of Ashanti Goldfields Company Limited as of December 31,

2003 and 2002, and for each of the years in the period then ended, submitted to the SEC by AngloGold Limited on Form 6-K and incorporated by reference in this registration statement, have been audited by Deloitte & Touche, independent auditors, as stated in their report which is incorporated by reference in this registration statement (which report expresses an unqualified opinion and includes explanatory paragraphs relating to the differences between accounting principles generally accepted in the United Kingdom and accounting principles generally accepted in the United States of America and the effect that the application of the latter would have on the determination of profit attributable to shareholders and of shareholders' equity, and, a going uncertainty) and have been so incorporated in reliance upon the report of such firm given upon their authority as experts in accounting and auditing.

WHERE YOU CAN FIND MORE INFORMATION

We file annual and other reports with the U.S. Securities and Exchange Commission. The SEC maintains a website (http://www.sec.gov) on which our annual and other reports are made available. Such reports may also be read and copied at the SEC's public reference room at 450 Fifth Street, N.W., Washington DC 20549. Please call the SEC at 1 (800) SEC-0330 for further information on the public reference room. You may also read and copy these documents at the offices of the New York Stock Exchange, 20 Broad Street, New York, New York 10005. You may also consult reports and other information about us that we file pursuant to the rules of the JSE Securities Exchange South Africa, the London Stock Exchange, the Paris Bourse and the Australian Stock Exchange.

INCORPORATION BY REFERENCE

The SEC allows us to "incorporate by reference" the information we submit to it, which means that we can disclose important information to you by referring you to those documents that are considered part of this prospectus. Information that we submit to the SEC in the future and incorporate by reference will automatically update and supersede the previously submitted information. We incorporate herein by reference the documents listed below that we have submitted to the SEC:

•

Annual report on Form 20-F for the year ended December 31, 2003;

•

Form 6-K submitted on March 19, 2004, containing: Ashanti Goldfields Company Limited audited consolidated financial statements as at and for the years ended December 31, 2002 and 2003; Deloitte & Touche audit opinion; and a reconciliation of certain non-GAAP measures of Ashanti Goldfields Company Limited to GAAP measures; and

•

Form 6-K submitted on March 19, 2004, containing pro forma condensed combined financial information as of and for the year ended December 31, 2003 to show the effects of the proposed combination with Ashanti Goldfields Company Limited, as well as the issue of guaranteed Bonds by a subsidiary of AngloGold Limited.

10

We incorporate herein by reference all subsequent annual reports filed with the SEC on Form 20-F under the Securities Exchange Act of 1934 and those of our reports submitted to the SEC on Form 6-K that we specifically identify in such form as being incorporated by reference (1) after the date of this registration statement and before its effectiveness and (2) until this offering has been terminated. This prospectus is part of a registration statement filed with the SEC.

As you read the above documents, you may find inconsistencies in information from one document to another. If you find inconsistencies, you should rely on the statements made in the most recent document. All information appearing in this prospectus is qualified in its entirety by the information and financial statements, including the notes thereto, contained in the documents we have incorporated by reference.

You may obtain a copy of these filings at no cost by writing or telephoning us at the following address:

AngloGold Americas Incorporated
509 Madison Avenue
Suite 1914 New York, New York 10022
Telephone: (800) 417 9255 or +1 212 750 7999
Fax: +1 212 750 5626
E-mail: ccarter@anglogold.com

You should rely only on the information incorporated by reference or provided in this prospectus and in any prospectus supplement. We have not authorized anyone else to provide you with different information. This prospectus is an offer to sell or to buy only the securities referred to herein, but only under circumstances and in jurisdictions where it is lawful to do so. You should not assume that the information in this prospectus or any prospectus supplement is accurate as of any date other than the date on the front of those documents.

PART II

INFORMATION NOT REQUIRED IN PROSPECTUS

Item 8. Indemnification of Directors and Officers

Section 247 of the South African Companies Act 61 of 1973, as amended ("the SA Companies Act"),

provides that any provision, whether contained in a company's articles of association or in any contract with the company, which purports to exempt any director or officer or auditor of the company from any liability which by law would otherwise attach to him in respect of any negligence, default, breach of duty or breach of trust of which he may be guilty in relation to the company or to indemnify him against any such liability, shall be void. This provision is subject to two qualifications: (i) the stipulation does not apply to insurance taken out and kept by the company as indemnification for the benefit of the company against any liability of any director or officer towards the company in respect of any negligence, default, breach of duty or breach of trust; and (ii) a company may indemnify a director, officer or auditor in respect of any liability incurred by him in defending any proceedings, whether civil or criminal, in which judgment is given in his favour, or in which he is acquitted, or in respect of any such proceedings which are abandoned, or in connection with which any application under section 248 of the SA Companies Act in which relief is granted to him by the court.

Section 248 of the SA Companies Act allows the court to relieve any director, officer or auditor of a company either wholly or partly from his liability if it appears to the court that the person concerned is or may be liable in respect of his negligence, default, breach of duty or breach of trust, but that he has acted honestly and reasonably, and that, having regard to all the circumstances of the case, he ought fairly to be excused from the negligence, default, breach of duty or breach of trust.

Our articles of association provide that, subject to the provisions of Section 247 of the SA Companies

Act, every director, manager, secretary and officer of the company shall be indemnified out of the funds of the company against all liabilities incurred by him as such director, manager, secretary or officer in defending any proceedings, whether civil or criminal, in which judgment is given in his favour, or in which he is acquitted, or in connection with which any application under Section 248 of the SA Companies Act in which relief is granted to him by the court.

We have purchased directors' and officers' liability insurance.

Item 9. Exhibits

Exhibits:

2.1*

Transaction Agreement dated August 4, 2003, between AngloGold Limited and Ashanti Goldfields Company Limited, as amended by Deed of Amendment No. 1, dated September 2, 2003, Deed of Amendment No. 2, dated September 23, 2003, Deed of Amendment No. 3, dated October 29, 2003, Deed of Amendment No. 4, dated November 13, 2003, and Deed of Amendment No. 5, dated December 12, 2003.

4.1

Registration Rights Agreement dated August 4, 2003, between AngloGold Limited and Lonmin Plc.

5.1

Opinion of Taback and Associates (PTY) Ltd., South African counsel to AngloGold Limited.

23.1*     Consent of Ernst & Young, independent accountants of AngloGold Limited.

23.2

Consent of Deloitte & Touche, independent accountants of Ashanti Goldfields Company Limited.

23.3

Consent of Taback and Associates (PTY) Ltd. (included in its opinion filed as Exhibit 5.1).

24

Powers of Attorney of the registrants (included on the signature pages).

* Filed as an exhibit to our Annual Report on Form 20-F for 2003, filed on March 19, 2004.

Item 10. Undertakings

(a)

The undersigned registrant hereby undertakes:

(1) To file, during any period in which offers or sales are being made, a post-effective amendment to this registration statement

(i)

To include any prospectus required by Section 10(a)(3) of the Securities Act of 1933 (the "Securities Act");

(ii)

To reflect in the prospectus any facts or events arising after the effective date of the registration statement (or the most recent post-effective amendment thereof) which, individually or in the aggregate, represent a fundamental change in the information in the registration statement. Notwithstanding the foregoing, any increase or decrease in volume of securities offered (if the total dollar value of the securities offered would not exceed that which was registered) and any deviation from the low or high end of the estimated maximum offering range may be reflected in the form of prospectus filed with the Commission pursuant to Rule 424(b) if, in the aggregate, the changes in volume and price represent no more than a 20% change in the maximum aggregate offering price set forth in the "Calculation of Registration Fee" table in the effective registration statement; and

(iii)

To include any material information with respect to the plan of distribution not previously disclosed in the registration statement or any material change to such information in the registration statement;

provided, however, that paragraphs (a)(1)(i) and (a)(1)(ii) do not apply if the information required to be included in a post-effective amendment by those paragraphs is contained in periodic reports filed with or furnished to the Commission by the registrant pursuant to Section 13 or Section 15(d) of the Securities Exchange Act of 1934, as amended (the "Exchange Act") that are incorporated by reference in this registration statement.

(2) That, for the purpose of determining any liability under the Securities Act, each such post-effective amendment shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

(3) To remove from registration by means of a post-effective amendment any of the securities being registered which remain unsold at the termination of the offering.

(4) To file a post-effective amendment to the registration statement to include any financial statements required by Item 8.A. of Form 20-F at the start of any delayed offering or throughout a continuous offering. Financial statements and information otherwise required by Section 10(a)(3) of the Securities Act, as amended, need not be furnished, provided, that the registrant includes in the prospectus, by means of a post-effective amendment, financial statements required pursuant to this paragraph (a)(4) and other information necessary to ensure that all other information in the prospectus is at least as current as the date of those financial statements. Notwithstanding the foregoing, with respect to registration statements on Form F-3, a post-effective amendment need not be filed to include financial statements and information required by Section 10(a)(3) of the Securities Act or Rule 3-19 of Regulation S-K if such financial statements and information are contained in periodic reports filed with or furnished to the Commission by the registrant pursuant to Section 13 or Section 15(d) of the Exchange Act that are incorporated by reference in this Form F-3.

(b)

The undersigned registrant hereby undertakes that, for purposes of determining any liability under the Securities Act, each filing of the registrant's annual reports pursuant to Section 13(a) or Section 15(d) of the Exchange Act that is incorporated by reference in the registration statement shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

(c)

Insofar as indemnification for liabilities under the Securities Act may be permitted to directors, officers and controlling persons of the registrant pursuant to the foregoing provisions, or otherwise, the registrant has been advised that in the opinion of the Commission such indemnification is against public policy as expressed in the Securities Act, and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the registrant of expenses incurred or paid by a director, officer or controlling person of the registrant in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Securities Act and will be governed by the final adjudication of such issue.

SIGNATURES

Pursuant to the requirements of the Securities Act of 1933, as amended, the registrant, AngloGold

Limited, a corporation duly organized and existing under the laws of the Republic of South Africa, certifies that it has reasonable grounds to believe that it meets all the requirements for filing on Form F-3 and has duly caused this registration statement to be signed on its behalf by the undersigned, thereunto duly authorized, in Johannesburg, South Africa on the 16 th

day of March 2004.

AngloGold Limited

By: /s/ Kelvin H Williams

Name: Kelvin H Williams
Title: Executive Director, Marketing

POWER OF ATTORNEY

Each of the undersigned do hereby constitute and appoint Jonathan G Best, Yedwa Z Simelane and

Christopher R Bull and each of them, individually, his or her true and lawful attorneys-in-fact and agents, with full power of substitution and resubstitution, in his or her name, place and stead, in any and all capacities (including his capacity as a director and/or officer of the registrant), to sign any and all amendments and post- effective amendments and supplements to this registration statement, and including any registration statement for the same offering that is to be effective upon filing pursuant to Rule 462(b) under the Securities Act of 1933, as amended, and to file the same, with all exhibits thereto and other documents in connection therewith, with the SEC, granting unto said attorneys-in-fact and agents, and each of them, full power and authority to do and perform each and every act and thing requisite and necessary to be done in and about the premises, as fully to all intents and purposes as he might or could do in person, hereby ratifying and confirming all that said attorneys- in-fact and agents or any of them, or his substitute, may lawfully do or cause to be done by virtue hereof.

Pursuant to the requirements of the Securities Act of 1933, this registration statement has been signed by the following persons in the capacities and on the date indicated.

Signature

Title

Date

/s/ Robert M Godsell

Chief Executive Officer

and Director (Principal Executive Officer)

2004-03-16

Robert M Godsell

/s/ Russell P Edey

Chairman and Non-Executive Director

2004-03-16

Russell P Edey

Executive Director (Finance)

(Principal Financial Officer and

Principal Accounting Officer)

Jonathan G Best

/s/ David L Hodgson

Chief Operating Officer and Executive Director

2004-03-16

David L Hodgson

/s/ Kelvin H Williams

Executive Director (Marketing)

2004-03-16

Kelvin H Williams

/s/ Frank B Arisman

Director (Non-Executive)

2004-03-16

Frank B Arisman

/s/ Elisabeth R Bradley

Director (Non-Executive)

2004-03-16

Elisabeth R Bradley

/s/ Colin B Brayshaw

Director (Non-Executive)

2004-03-16

Colin B Brayshaw

/s/ Anthony W Lea

Director (Non-Executive)

2004-03-16

Anthony W Lea

Signature Title Date
/s/ Thokoana J Motlatsi Deputy Chairman and Director (Non-Executive) 2004-03-16
Thokoana J Motlatsi
/s/ William A Nairn
Director (Non-Executive)
2004-03-15
William A Nairn
Director (Non-Executive)
Nicholas F Oppenheimer
/s/ Julian Ogilvie Thompson
Director (Non-Executive)
2004-03-16
Julian Ogilvie Thompson
Director (Non-Executive)
Anthony J Trahar
/s/ Peter V O'Connor
Authorized Representative
In the United States
2004-03-16
Peter V O'Connor
/s/ David D Barber
Alternate Director
2004-03-17
David D Barber
/s/ Arthur H Calver
Alternate Director
2004-03-16
Arthur H Calver
/s/ Peter G Whitcutt
Alternate Director
2004-03-16
Peter G Whitcutt

EXECUTION
EXHIBIT 4.1
COPY
REGISTRATION RIGHTS AGREEMENT
Between
ANGLOGOLD LIMITED
and
LONMIN Plc
Dated 4 August 2003

REGISTRATION RIGHTS AGREEMENT
REGISTRATION RIGHTS AGREEMENT, dated 4 August 2003 (this
"Agreement"), between AngloGold Limited, a publicly listed company incorporated under the laws of the Republic of South Africa ("AngloGold"), and Lonmin Plc, a publicly listed company incorporated under the laws of England and Wales ("Lonmin").
WHEREAS, concurrently herewith, AngloGold and Ashanti Goldfields Company
Limited, a publicly listed company incorporated under the laws of the Republic of Ghana (the "Company"), are entering into a Transaction Agreement (the "Transaction Agreement"), which contemplates a business combination transaction between AngloGold and the Company, subject to the terms and conditions thereof, pursuant to a scheme of arrangement (the "Scheme") between the Company and its members under Section 231 of the Ghana Companies Code, 1963 (Act 179), as amended;
WHEREAS, Lonmin is the legal and beneficial owner of 36,000,000 ordinary shares, no par value per share, of the Company (the "Company Shares" and, together with any other securities of the Company or its subsidiaries of which legal or beneficial ownership is held or hereafter acquired by Lonmin, the "Company Securities");
WHEREAS, the approval of the Scheme by the requisite majority of the members of the Company is a condition to the obligations of AngloGold and the Company to consummate the Scheme under the Transaction Agreement;
WHEREAS, concurrently herewith, AngloGold and Lonmin are entering into a
Shareholder Support Deed of Agreement (the "Deed"), which provides, among other things, for Lonmin to vote the Company Securities in favor of the approval of the Scheme and any other matters relating to the consummation of the transaction contemplated by the Transaction Agreement or, if AngloGold commences a tender offer for the Company, for Lonmin to tender all of the Company Securities into such tender offer, as the case may be;
WHEREAS, upon the effectiveness of the Scheme (or in any tender offer for the
Company, as the case may be), Lonmin will receive AngloGold Shares (such securities, together with any securities received as a distribution or dividend thereon, the "Lonmin AngloGold Shares") in accordance with the terms of the Scheme (or the tender offer, as the case may be);
WHEREAS, it is the objective to enable Lonmin to sell the Lonmin AngloGold
Shares in the United States immediately following the Effective Date (as defined herein) through transactions registered under the Securities Act (as defined herein) and to provide for the orderly marketing and distribution of such sales both in the United States and/or outside the United States;
WHEREAS, AngloGold and Lonmin each desire to make certain covenants and agreements concerning the sale by Lonmin of the Lonmin AngloGold Shares from time to time after the Effective Date in transactions registered under the Securities Act or in transactions exempt from registration under the Securities Act.

NOW, THEREFORE, in consideration of the foregoing and the mutual covenants and agreements contained herein, and intending to be legally bound hereby, AngloGold and Lonmin hereby agree as follows:
1. Definitions. (a) For purposes of this Agreement, unless otherwise defined herein, the terms below shall have the following meanings (such meanings being equally applicable to both the singular and plural form of the terms defined):
"Affiliate" shall mean, with respect to any specified Person, any other Person that directly, or indirectly through one or more intermediaries, Controls, is Controlled by, or is under common Control with, such specified Person.
"Agreement" shall mean this Registration Rights Agreement, including all amendments, modifications and supplements and any exhibits or schedules to any of the foregoing.
"Business Day" shall mean any day that is not a Saturday, a Sunday or a day on which commercial banks are required or permitted by law to be closed in the City of New York in the State of New York.
"Control" (including the terms "Controlled by" and "under common Control with") means the possession, directly or indirectly, of the power to direct or cause the direction of the management and policies of a Person, whether through the ownership of voting securities, as trustee or executor, by contract or otherwise, including, without limitation, the ownership, directly or indirectly, of securities having the power to elect a majority of the board of directors or similar body governing the affairs of such Person.
"Derivative Transaction" shall mean any transaction involving the sale of any security that is convertible into or exchangeable or exercisable for AngloGold Shares.
"Effective Date" shall mean the date and time at which the Scheme shall become effective as contemplated by the Transaction Agreement.
"Effective Period" shall mean with respect to any sale of any Lonmin AngloGold
Shares the period from the Effective Date until the earlier to occur of (i) the one-year anniversary of the Effective Date, or (ii) the receipt by AngloGold of prompt written notice from Lonmin that it has sold all Registered Securities.
"Exchange Act" shall mean the Securities Exchange Act of 1934, as amended, and all rules and regulations promulgated thereunder.
"Exempt Transaction" shall mean a sale by Lonmin of any Lonmin AngloGold
Shares in a transaction exempt from registration with the SEC under the Securities Act, including (1) a sale pursuant to Rules 144 and 145 under the Securities Act, (2) a private placement to "qualified institutional buyers" (as such term is defined in Rule 144A under the Securities Act) either located in the United States or outside the United States, or (3) a sale in an offshore transaction in reliance on Rules 903 or 904 under the Securities Act.

"Hedging Transaction" in respect of AngloGold Shares (or any security convertible into or exchangeable or exercisable for AngloGold Shares) shall mean any transaction intended to reduce the economic risk of ownership of such security (including, without limitation, a loan of securities, the sale of any option or contract to purchase or the purchase of any option or contract to sell or the entry into any contract the value of which is derived from the value of such security) and that would directly or indirectly (including as a result of offsetting transactions entered into by any counterparty), have the effect (or substantially the economic equivalent effect) on the public market for such security of selling short such securities.
"AngloGold Shares" shall mean ordinary shares, par value R0.25 per share, of
AngloGold.
"NASD" shall mean the National Association of Securities Dealers, Inc., or any
successor entity thereof.
"Person" shall mean any individual, corporation, partnership, joint venture, firm, trust, unincorporated organization, government or any agency or political subdivision thereof or other entity.
"Registered Securities" shall mean the Lonmin AngloGold Shares; provided, however, that AngloGold Shares shall not be deemed to be Registered Securities unless such AngloGold Shares shall have been acquired by Lonmin pursuant to the transaction contemplated by the Transaction Agreement. For purposes of this Agreement, Registered Securities shall cease to be deemed to be Registered Securities after they have been initially sold by Lonmin in a transaction registered, or in a transaction exempt from registration, under the Securities Act, including by way of any Derivative Transaction.
"Registration Expenses" shall mean all expenses in connection with or incident to the registration of the Registered Securities hereunder, including, without limitation, (a) all SEC and any NASD registration and filing fees and expenses, (b) all fees and expenses in connection with the registration or qualification of the Registered Securities for offering and sale under the securities or "blue sky" laws of any state or other jurisdiction of the United States of America and, in the case of an underwritten offering, determination of their eligibility for investment under the laws of such jurisdictions as the managing underwriter or underwriters may designate, including reasonable fees and disbursements, if any, of counsel for the underwriters in connection with such registrations or qualifications and determination, (c) all expenses relating to the preparation, printing, distribution and reproduction of the registration statement required to be filed hereunder, each prospectus included therein or prepared for distribution pursuant hereto, each amendment or supplement to the foregoing, the expenses of preparing the Registered Securities in a form for delivery for purchase pursuant to such registration or qualification and the expense of printing or producing any underwriting agreement(s) and agreement(s) among underwriters and any "blue sky" or legal investment memoranda, any selling agreements and all other documents to be used in connection with the offering, sale or delivery of Registered Securities, (d) messenger, telephone and delivery expenses of AngloGold and out-of-pocket travel expenses incurred by or for AngloGold personnel for travel undertaken for any "road show" made in connection with the offering of securities registered thereby, (e) fees and expenses of any transfer agent and registrar with respect to the delivery of any Registered Securities and any escrow agent or custodian involved in the offering, (f) fees, disbursements and expenses of counsel of AngloGold and independent certified public accountants of AngloGold and the Company incurred in connection with the registration, qualification and offering of the Registered Securities (including the expenses of any opinions or "comfort" letters required by or incident to such performance and compliance), (g) fees, expenses and disbursements of any other persons retained by AngloGold, including special experts retained by AngloGold in connection with such registration, (h) Securities Act liability insurance, if AngloGold desires such insurance and (i) the fees and expenses incurred in connection with the quotation or listing of Registered Securities on any securities exchange or automated securities quotation system. Notwithstanding the foregoing, the following expenses shall not be deemed to be "Registration Expenses": any commissions, fees, discounts and expenses of any underwriter, broker, dealer or agent, including, without limitation, fees, disbursements and expenses of counsel thereto and expenses incurred by Lonmin, including, without limitation, fees, disbursements and expenses of Lonmin's own counsel, each in connection with or incident to the sale of any Lonmin AngloGold Shares.
"Registration Statement" shall mean the Post-Effective Amendment and/or the
Resale Shelf, as the case may be. If the Resale Shelf is combined with the Universal Shelf pursuant to Rule 429, the Universal Shelf shall also be included in this definition.
"Sale" or "sell" for purposes of this Agreement shall mean any sale, transfer or other disposition, including by way of Hedging Transactions, Derivative Transactions or otherwise, of AngloGold Shares.
"Securities Act" shall mean the United States Securities Act of 1933, as amended, and all rules and regulations promulgated thereunder.
"SEC" shall mean the Securities and Exchange Commission, or any successor thereto.
"Trading Day" shall mean a day on which the New York Stock Exchange is open for trading.
"Universal Shelf" shall mean the registration statement on Form F-3 with
Registration Statement Number 333-101891.
(b) For purposes of this Agreement, capitalized terms used but not otherwise defined herein shall have the meanings ascribed thereto in the Transaction Agreement.
2. Warranties of Lonmin. Lonmin hereby warrants to AngloGold as follows:
(a) Corporate Organization. Lonmin is a company duly incorporated and validly existing under the laws of England and Wales.
(b) Authority Relative to This Agreement. Lonmin has all necessary power and authority to execute and deliver this Agreement, to perform its obligations hereunder and to consummate the transactions contemplated hereby. The execution and delivery of this Agreement by Lonmin, the performance by Lonmin of its obligations hereunder and the consummation by Lonmin of the transactions contemplated hereby have been duly and validly authorized by all necessary action, and no other proceedings on the part of Lonmin are necessary to authorize this Agreement or to consummate the transactions contemplated hereby. This Agreement has been duly and validly executed and delivered by Lonmin and, assuming the due authorization, execution and delivery by AngloGold, constitutes a legal, valid and binding obligation of Lonmin, enforceable against Lonmin in accordance with its terms.
(c) No Conflict. The execution and delivery of this Agreement by Lonmin do not, and the performance of this Agreement by it shall not, (i) conflict with or violate the Memorandum or Articles of Association of Lonmin, (ii) assuming that all consents, approvals, authorizations, filings, obligations and other actions described in Section 3(d) hereof have been obtained or made, conflict with or violate any Law applicable to Lonmin or by which any property or asset of Lonmin is bound, or (iii) result in any breach of or constitute a default (or an event which, with notice or lapse of time or both, would become a default) under, or give to others any right of termination, amendment, acceleration or cancellation of, or result in the creation of a lien or other encumbrance on any property or asset of Lonmin pursuant to, any note, bond, mortgage, indenture, contract, agreement, lease, license, permit, franchise or other instrument or obligation to which Lonmin is a party or by which any of its assets or properties is bound, except, with respect to clauses (ii) and (iii), for any such conflict, violation, breach, default or other occurrence which would not prevent or materially delay consummation of the transactions contemplated by this Agreement or otherwise prevent or materially delay Lonmin from performing its obligations under this Agreement.
(d) Required Filings and Consents. The execution and delivery of this
Agreement by Lonmin do not, and the performance of this Agreement by Lonmin will not, subject to the performance by AngloGold of its obligations under this Agreement, require any consent, approval, authorization or permit of, or filing with or notification to, any Governmental Authority, except where the failure to obtain any such consent, approval, authorization or permit, or to make any such filing or notification, would not prevent or materially delay consummation of the transactions contemplated by this Agreement or otherwise prevent or materially delay Lonmin from performing its obligations under this Agreement.
(e) Reliance by AngloGold. Lonmin understands and acknowledges that
AngloGold is entering into the Transaction Agreement in reliance upon the execution and delivery of this Agreement by Lonmin.
3. Warranties of AngloGold. AngloGold hereby warrants to Lonmin as follows:
(a) Corporate Organization. AngloGold is a company duly incorporated and validly existing under the laws of the Republic of South Africa.
(b) Authority Relative to This Agreement. AngloGold has all necessary corporate power and authority to execute and deliver this Agreement, to perform its obligations hereunder and to consummate the transactions contemplated hereby. The execution and delivery of this Agreement by AngloGold, the performance by AngloGold of its obligations hereunder and the consummation by AngloGold of the transactions contemplated hereby have been duly and validly authorized by all necessary corporate action, and no other corporate proceedings on the part of AngloGold are necessary to authorize this Agreement or to consummate the transactions contemplated hereby. This Agreement has been duly and validly executed and delivered by AngloGold and, assuming the due authorization, execution and delivery by Lonmin, constitutes a legal, valid and binding obligation of AngloGold, enforceable against AngloGold in accordance with its terms.
(c)
No
Conflicts. The execution and delivery of this Agreement by
AngloGold do not, and the performance of this Agreement by it shall not, (i) conflict with or violate the Memorandum or Articles of Association of AngloGold, (ii) assuming that all consents, approvals, authorizations and other actions described in subsection (d) have been obtained and all filings and obligations described in subsection (d) have been made, conflict with or violate any Law applicable to AngloGold or by which any property or asset of AngloGold is bound, or (iii) result in any breach of or constitute a default (or an event which, with notice or lapse of time or both, would become a default) under, or give to others any right of termination, amendment, acceleration or cancellation of, or result in the creation of a lien or other encumbrance on any property or asset of AngloGold pursuant to, any note, bond, mortgage, indenture, contract, agreement, lease, license, permit, franchise or other instrument or obligation to which AngloGold is a party or by which any of its assets or properties is bound, except, with respect to clauses (ii) and (iii), for any such conflict, violation, breach, default or other occurrence which would not prevent or materially delay consummation of the transactions contemplated by this Agreement or otherwise prevent or materially delay AngloGold from performing its obligations under this Agreement.
(d)
Required
Filings
and
Consents. The execution and delivery of this
Agreement by AngloGold do not, and the performance of this Agreement by AngloGold will not, subject to the performance by Lonmin of its obligations under this Agreement, require any consent, approval, authorization or permit of, or filing with or notification to, any Governmental Authority, except (i) such as have been obtained or made, (ii) such as may be required by the Securities Act or by the securities or "blue sky" laws of the various states of the United States in which Lonmin may offer and sell Lonmin AngloGold Shares, (iii) such as may be required by the securities laws of any jurisdiction outside the United States in which Lonmin may offer and sell Lonmin AngloGold Shares, (iv) such as may be required by the rules and regulations of stock exchanges on which AngloGold Shares are listed or traded or (v) where the failure to obtain any such consent, approval, authorization or permit, or to make any such filing or notification, would not prevent or materially delay consummation of the transactions contemplated by this Agreement or otherwise prevent or materially delay AngloGold from performing its obligations under this Agreement.
(e)
Reliance
by
Lonmin. AngloGold understands and acknowledges that
Lonmin is entering into this Agreement in reliance upon the execution and delivery of the Transaction Agreement by AngloGold.
4. Sale by Lonmin of Lonmin AngloGold Shares. Lonmin agrees not to, and it shall cause its subsidiaries not to, make any sale of any Lonmin AngloGold Shares during the Effective Period, except in accordance with the terms set forth below:

4.1 Shelf Registration Sale.

(a)

In the event that Lonmin proposes to sell Registered Securities from time to time during the Effective Period in a transaction registered with the SEC pursuant to a Shelf Registration Statement (as defined below), Lonmin shall give notice thereof to AngloGold in accordance with Section 12(e) hereof (a "Shelf Registration Sale Notice") no later than five Business Days prior to agreeing such proposed sale. The Shelf Registration Sale Notice shall state the maximum number of AngloGold Shares Lonmin proposes to sell, the proposed terms and conditions, including the timing, structure, method of distribution and manner, of such sale and, in the event the proposed sale is pursuant to an underwritten offering, the name(s) of the proposed managing underwriter or underwriters. After delivery of a Shelf Registration Sale Notice, Lonmin shall consult with AngloGold regarding the terms and conditions, including the size, timing, structure, method of distribution and manner, of such sale. If the proposed sale is pursuant to an underwritten offering, the managing underwriter or underwriters shall be of recognised international standing and Lonmin shall consult with AngloGold on the selection of such underwriter or underwriters.

(b)

If so requested by Lonmin in a Shelf Registration Sale Notice, AngloGold

shall not effect or announce any public sale or distribution of AngloGold Shares during the period commencing upon receipt by AngloGold of such Shelf Registration Sale Notice and ending on the 60 th

calendar day following the closing date of the sale of AngloGold Shares specified in such notice, or such shorter period as (i) may result from the further proviso contained in this paragraph, or (ii) Lonmin may consent to upon AngloGold's request, such consent of Lonmin not to be unreasonably withheld; provided, however, that Lonmin shall have the right to make such request on no more than two occasions (excluding occasions that are pre- empted by the exercise of a Blackout Period by AngloGold under Section 5.3 or by any suspension of a prospectus under Section 5.4(i)(v) that prevents the completion of the transaction) and in no event later than the 300 th

calendar day immediately following the Effective

Date and, provided further, that if Lonmin shall invoke its rights under this provision on two occasions, then in no event shall the sum of (i) the number of calendar days following the first closing date during which AngloGold shall be prohibited from effecting or announcing any public sale or distribution of AngloGold Shares, plus (ii) the number of calendar days following the second closing date during which AngloGold shall be prohibited from effecting or announcing any such public sale or distribution of AngloGold Shares, exceed 90 calendar days.

4.2 Exempt Transaction Sale; Right of First Offer.

(a)

In the event that Lonmin proposes to sell Lonmin AngloGold Shares from time to time during the Effective Period in an Exempt Transaction, Lonmin shall give notice thereof to AngloGold in accordance with Section 12(e) hereof (an "Exempt Transaction Sale Notice"), which notice shall state the maximum number of AngloGold Shares Lonmin proposes to sell and the proposed terms and conditions, including the timing, structure, method of distribution and manner, of the sale and contain a good faith offer to sell such AngloGold Shares to AngloGold. AngloGold, or a Person identified by AngloGold, shall have the right to accept such offer to purchase the AngloGold Shares contained in the Exempt Transaction Sale Notice by the time of day on the first Trading Day immediately after the date on which AngloGold shall receive such notice corresponding to the time of day on the Trading Day on which such notice was received by AngloGold (the "Negotiation Period"). If AngloGold, or a Person identified by AngloGold, declines, or fails to deliver to Lonmin the acceptance (in form reasonably satisfactory to Lonmin) of the offer, to purchase such AngloGold Shares prior to the expiration of the Negotiation Period, Lonmin shall have the right, subject to compliance with the requirements of the Securities Act, the securities or "blue sky" laws of the various states of the United States, any securities laws and applicable rules and regulations of any jurisdiction outside the United States and the terms of this Agreement, to sell in an Exempt Transaction up to the number of AngloGold Shares, and under the terms and conditions, specified in the Exempt Transaction Sale Notice and at any price, within the 20 calendar days immediately following the termination of the Negotiation Period or AngloGold declining to purchase, whichever is sooner.
(b) In connection with any Exempt Transaction, AngloGold shall procure the prompt cooperation of AngloGold's transfer agent and the depositary in respect of any sponsored depositary receipt facility in settling any offering or sale of Registered Securities, including with respect to the furnishing of unlegended share certificates and the transfer of physical stock certificates into book-entry form and the deposit of Registered Securities into such facility, as reasonably necessary to expedite or facilitate the offer and sale by Lonmin of Registered Securities in such Exempt Transaction.
5. Registration Procedures. In order to effect the sale by Lonmin of Registered
Securities in accordance with the terms of Section 4.1 hereof, AngloGold will do the following:
5.1 Business Combination Transaction Registered with the SEC.
(a) If AngloGold registers with the SEC the AngloGold Shares to be issued to members of the Company in the transaction contemplated by the Transaction Agreement on a registration statement on Form F-4 under the Securities Act (the "Form F-4"), AngloGold shall register on such Form F-4 the resale by Lonmin of all Registered Securities.
(b) As promptly as reasonably practicable (and in any event within ten
Business Days) after the Effective Date, AngloGold shall prepare and file with the SEC a post- effective amendment to the Form F-4 (the "Post-Effective Amendment"). The Post-Effective Amendment shall be filed on a Form F-3 or another appropriate form under the Securities Act and shall (upon becoming effective) permit the sale by Lonmin of Registered Securities from time to time on a delayed or continuous basis in accordance with Rule 415 under the Securities Act.
(c) AngloGold shall use reasonable endeavours to cause such Post-Effective
Amendment to become effective as promptly as reasonably practicable.
5.2 Business Combination Transaction Exempt from Registration under Section
3(a)(10).
(a) If AngloGold does not register with the SEC the AngloGold Shares to be issued to members of the Company in the transaction contemplated by the Transaction Agreement due to the receipt of a no-action letter in relation to the availability of an exemption from registration provided by Section 3(a)(10) of the Securities Act, AngloGold shall prepare and file contemporaneously with, or as promptly as reasonably practicable (and in any event within ten Business Days) after the date of, posting the Scheme documentation to members of the Company as contemplated by the Transaction Agreement , a registration statement on Form F-3 or another appropriate form under the Securities Act permitting (upon becoming effective) the sale by Lonmin of Registered Securities from time to time on a delayed or continuous basis in accordance with Rule 415 under the Securities Act (the "Resale Shelf" and, together with the Post-Effective Amendment, a "Shelf Registration Statement"). AngloGold may, in its sole discretion, combine the Resale Shelf with the Universal Shelf pursuant to Rule 429.
(b) AngloGold shall use reasonable endeavours to cause such Resale Shelf to become effective as promptly as reasonably practicable.
5.3 Blackout Periods.
(a) Anything in this Agreement to the contrary notwithstanding, AngloGold shall be entitled to postpone, delay or suspend any sale of Registered Securities pursuant to a Registration Statement or defer compliance with its obligations under this Agreement to keep a Registration Statement effective and current for a reasonable period of time, not to exceed 45 calendar days in the case of clauses (i) and (ii) below, or 30 calendar days in the case of clause (iii) below (unless the information relates to an event described in clause (i) or (ii) of this subsection (a), in which case a 45 calendar day limitation shall apply) (each, a "Blackout Period"), if AngloGold shall determine that any such sale of Registered Securities or compliance with its obligation to keep a Registration Statement effective and current would (i) in the good faith judgment of the board of directors of AngloGold, impede, delay or otherwise interfere with any pending or contemplated financing, acquisition, corporate reorganization or other similar transaction involving AngloGold, (ii) based upon advice from AngloGold's financial advisor, adversely affect any pending or contemplated offering or sale of any class of securities by AngloGold, or (iii) require disclosure of material nonpublic information which, if disclosed at such time, would be materially harmful to the interests of AngloGold and its shareholders ("contemplated transaction" for purposes of this Section 5.3 shall mean a specific transaction that has been submitted to the Investment Committee of AngloGold which committee shall have approved continuation of work on such transaction with a bona fide view to ultimate submission to the Board of Directors of AngloGold); provided, however, that, in the case of a Blackout Period pursuant to clause (i) or (ii) above, the Blackout Period shall earlier terminate upon the completion or abandonment of the relevant securities offering or sale, financing, acquisition, corporate reorganization or other similar transaction; and provided, further, that in the case of a Blackout Period pursuant to clause (iii) above, the Blackout Period shall earlier terminate upon public disclosure by AngloGold or public admission by AngloGold of such material nonpublic information or such time as such material nonpublic information shall be publicly disclosed without breach of the last sentence of this subsection (a); and provided, further, that in the case of a Blackout Period pursuant to clause (i), (ii) or (iii) above, AngloGold shall furnish to Lonmin a certificate of an executive officer of AngloGold to the effect that an event permitting a Blackout Period has occurred. Notwithstanding anything herein to the contrary, AngloGold shall not exercise its rights pursuant to this Section 5.3 more than three times during the Effective Period and in no event shall the aggregate number of calendar days subject to Blackout Periods and the number of calendar days on which use of a prospectus has been suspended pursuant to Section 5.4 (i)(v) hereof exceed 90 calendar days during the Effective Period. Upon notice by

AngloGold to Lonmin of any such determination, Lonmin covenants that it shall keep the fact of any such notice strictly confidential, and, in the case of a Blackout Period pursuant to clause (iii) above, promptly halt any offer, sale, trading or transfer by it or any of its affiliates of any Registered Securities for the duration of the Blackout Period set forth in such notice (or until such Blackout Period shall be earlier terminated in writing by AngloGold) and promptly halt any use, publication, dissemination or distribution of any Registration Statement, each prospectus included therein, and any amendment or supplement thereto by it and any of its affiliates , in each case for the duration of the Blackout Period set forth in such notice (or until such Blackout Period shall be earlier terminated in writing by AngloGold). After the expiration of any Blackout Period (or its earlier termination by AngloGold) and without further request from Lonmin, AngloGold shall use all reasonable endeavors to prepare and file with the SEC such amendments or supplements to such Registration Statement or prospectus used in connection therewith as may be necessary to cause such Registration Statement to become effective as promptly as reasonably practicable and to cause such Registration Statement and prospectus not to contain any untrue statement of a material fact or omit to state any material fact required to be stated therein or necessary to make the statements therein (in the case of any prospectus, in the light of the circumstances under which they were made) not misleading and to furnish to Lonmin a reasonable number of copies of such supplements or amendments, in each case as promptly as reasonably practicable.
5.4 Common Registration Procedures. In connection with the filing by
AngloGold of a Registration Statement with the SEC under the Securities Act pursuant to the terms of this Agreement, AngloGold will:
(a)
at least five Business Days or such shorter period as Lonmin and
AngloGold may mutually agree before filing a Registration Statement or prospectus used in connection therewith or any amendments or supplements thereto (for purposes of this subsection, amendments shall not be deemed to include any filing that AngloGold is required to make pursuant to the Exchange Act), furnish to Lonmin draft copies of all documents proposed to be filed, which documents will be subject to the reasonable review and comment of Lonmin;
(b)
furnish to Lonmin a reasonable number of conformed copies of the
Registration Statement and each amendment and supplement thereto (including in each case all exhibits thereto), each prospectus included in such Registration Statement, including a preliminary prospectus, and any amendments or supplements thereto, and upon request by Lonmin any document incorporated therein by reference;
(c)
during the Effective Period, except during any Blackout Period specified under Section 5.4, (i) use all reasonable endeavors to keep such Registration Statement effective; (ii) prepare and file with the SEC such amendments and supplements to such Registration Statement and the prospectus used in connection therewith as may be necessary to keep such Registration Statement effective; (iii) cause the prospectus (and any amendments or supplements thereto) to be filed pursuant to Rules 424 and 430A under the Securities Act and/or any successor rules that may be adopted by the SEC, as such rules may be amended from time to time; and (iv) comply with the provisions of the Securities Act with respect to the sale of all Registered Securities covered by such Registration Statement;

(d) use reasonable endeavors to register or qualify the Registered Securities covered by such Registration Statement for offer and sale under such securities or "blue sky" laws of such jurisdictions within the United States as Lonmin shall reasonably request in writing, and to take any other action which may be reasonably necessary to enable Lonmin to consummate the sale in such jurisdictions of Registered Securities provided, however, that AngloGold shall not be required in connection therewith or as a condition thereto to qualify to do business, subject itself to taxation in or to file a general consent to service of process in any jurisdiction wherein it would not but for the requirements of this paragraph (d) be obligated to do so or to make any changes to its Memorandum of Association or enter into any undertakings with respect to its corporate affairs other than undertakings customarily given in connection with qualifications of securities for sale which do not restrict the conduct of its business; and provided, further, that AngloGold shall not be required to qualify Registered Securities in any jurisdiction in which the securities regulatory authority requires that Lonmin submit any Registered Securities to the terms, provisions and restrictions of any escrow, lockup or similar agreement(s) for consent to sell Registered Securities in such jurisdiction unless Lonmin agrees to do so;
(e) furnish, if it would be customary in such a transaction, if the method of distribution is by means of an underwriting, on the date that the Registered Securities are delivered to the underwriters for sale pursuant to such registration, or if such Registered Securities are not being sold through underwriters, on the date that the registration statement with respect to such Registered Securities becomes effective, (1) a signed opinion, dated such date, of the independent legal counsel representing AngloGold for the purpose of such registration, addressed to Lonmin and the underwriters, if any, as to such matters as would be customary in such a transaction; and (2) letters dated such date and the date the offering is priced from the independent certified public accountants of AngloGold and the Company, addressed to the underwriters, if any, and to Lonmin but if such accountants refuse to deliver such letters to Lonmin, then to AngloGold (i) stating that they are independent certified public accountants within the meaning of the Securities Act and that, in the opinion of such accountants, the financial statements and other financial data included in the Registration Statement or the prospectus, or any amendment or supplement thereto, comply as to form in all material respects with the applicable accounting requirements of the Securities Act and (ii) covering such other financial matters (including information as to the period ending not more than five (5) business days prior to the date of such letters) with respect to the registration in respect of which such letter is being given as would be customary in such a transaction;
(f) during the Effective Period, enter into such agreements (including if the method of distribution is by means of an underwriting, an underwriting agreement containing representations, warranties, indemnities and agreements customarily included in such agreements) as are customary in transactions of such kind and take such other actions as are reasonably necessary or advisable in order to expedite or facilitate the sale of such Registered Securities;
(g) use all reasonable endeavors to comply with all applicable rules and regulations of the SEC, and make available to its security holders an earnings statement, as soon as reasonably practicable but in no event later than 90 days after the end of the period of twelve months commencing on the first day of any fiscal quarter next succeeding each sale by Lonmin of Registered Securities, which earnings statement shall cover such twelve month period and shall satisfy the provisions of Section 11(a) of the Securities Act and may be prepared in accordance with Rule 158 under the Securities Act;
(h) use reasonable endeavors to cause all Registered Securities to be listed on each securities exchange or quotation system on which AngloGold Shares are listed or traded;
(i) give prompt written notice to Lonmin:
(i) when such Registration Statement or any related prospectus or any amendment or supplement thereto has been filed with the SEC and, with respect to the Registration Statement or any post-effective amendment thereto, when the same has become effective;
(ii) of any request by the SEC for amendments or supplements to the
Registration Statement or the prospectus included therein or for additional information;
(iii) of the issuance by the SEC or any state securities authority of any stop order or other action suspending the effectiveness of the Registration Statement or the initiation of any proceedings for that purpose;
(iv) of the receipt by AngloGold of any notification with respect to the suspension of the qualification of the Registered Securities for sale in any jurisdiction or the initiation of any proceeding for such purpose; and
(v) during the Effective Period, of the happening of any event which makes any statement in the Registration Statement or any post-effective amendment thereto, prospectus or any amendment or supplement thereto or any document incorporated therein by reference untrue in any material respect or which requires the making of any changes in the Registration Statement or post-effective amendment thereto or prospectus or amendment or supplement thereto so that they will not contain any untrue statement of a material fact or omit to state any material fact required to be stated therein or necessary to make the statements therein (in the case of any prospectus, in the light of the circumstances under which they were made) not misleading (which notice shall be accompanied by an instruction to suspend the use of the prospectus until the requisite changes have been made). If AngloGold notifies Lonmin to suspend the use of the prospectus until the requisite changes to the prospectus have been made, then Lonmin shall forthwith suspend use of such prospectus and use reasonable endeavors to return to AngloGold as promptly as reasonably practicable all copies of such prospectus other than permanent file copies then in Lonmin's possession;
(j) during the Effective Period, take all lawful action to prevent the issuance or obtain the withdrawal of (i) any order suspending the effectiveness of such Registration Statement or any post-effective amendment thereto, or (ii) any suspension of the qualification of the Registered Securities for sale in any jurisdiction in which the Registered Securities have been registered or qualified for sale pursuant to subsection 5.4(d) hereof, except, in the case of (ii) hereof, if such suspension is due to events specified in subsection 5.4(d) hereof;

(k) make reasonably available for inspection by Lonmin, any underwriter participating in any offer and sale pursuant to such Registration Statement and any attorney, accountant or other agent retained by Lonmin or any such underwriter all relevant financial and other records, pertinent corporate documents and properties of AngloGold and cause AngloGold's officers, directors and employees to supply all relevant information reasonably requested by Lonmin or any such underwriter, attorney, accountant or agent in connection with such offer and sale pursuant to such Registration Statement;
(l) in connection with any underwritten offering, make appropriate officers of
AngloGold available to Lonmin for meetings with prospective purchasers of Registered Securities and prepare and present to potential investors customary "road show" material in each case as are customary in transactions of such kind or reasonably necessary in connection therewith in order to expedite or facilitate the sale of Registered Securities;
(m) procure the prompt cooperation of AngloGold's transfer agent and the depositary in respect of any sponsored depositary receipt facility in settling any offering or sale of Registered Securities, including with respect to the furnishing of unlegended share certificates and the transfer of physical stock certificates into book-entry form and the deposit of Registered Securities into such facility, as reasonably necessary to expedite or facilitate such offering or sale of Registered Securities; and
(n) in the event of an underwritten offering, as promptly as reasonably practicable, include in a prospectus supplement or post-effective amendment to the Registration Statement such information as the managing underwriter or underwriters reasonably agree should be included therein and to which AngloGold does not reasonably object and make all required filings of such prospectus supplement or post-effective amendment as promptly as reasonably practicable following receipt by AngloGold of such information to be included in such prospectus supplement or post-effective amendment.
(o) upon the happening of any event described in clause 5.4(i)(v) hereof,
AngloGold shall, subject to any Blackout Periods pursuant to Section 5.3 hereof, use all reasonable endeavors to prepare and file with the SEC such amendments or supplements to such Registration Statement or prospectus used in connection therewith as may be necessary to cause such Registration Statement to become effective as promptly as reasonably practicable and to cause such Registration Statement and prospectus not to contain any untrue statement of a material fact or omit to state any material fact required to be stated therein or necessary to make the statements therein (in the case of any prospectus, in the light of the circumstances under which they were made) not misleading and to furnish to Lonmin a reasonable number of copies of such supplements or amendments, in each case as promptly as reasonably practicable.
It shall be a condition precedent to the obligation of AngloGold to take any action pursuant to this Agreement in respect of the Registered Securities that Lonmin shall furnish to AngloGold such information regarding the Registered Securities held by Lonmin and the intended method of sale thereof as AngloGold shall reasonably request and as shall be required in connection with the action taken by AngloGold. Lonmin shall give notice to AngloGold of any inaccuracy or change in information previously furnished by Lonmin to AngloGold or the happening of any event, which makes any statement regarding the Registered Securities held by

Lonmin and the intended method of sale thereof in a Registration Statement or any related prospectus or any amendment or supplement thereto untrue in any material respect or which requires the making of changes in such Registration Statement or any related prospectus or any amendment or supplement thereto so that they will not contain any untrue statement of a material fact or omit to state any material fact required to be stated therein or necessary to make the statements therein (in the case of any prospectus, in the light of the circumstances under which they were made) not misleading; and Lonmin shall furnish to AngloGold any additional information required to correct and update any previously furnished information or required so that such Registration Statement or any related prospectus or any amendment or supplement thereto will not contain any untrue statement of a material fact or omit to state any material fact required to be stated therein or necessary to make the statements therein (in the case of any prospectus, in the light of the circumstances under which they were made) not misleading. .
6. Expenses. AngloGold shall pay all Registration Expenses.
7. Indemnification and Contribution.
(a) If a Registration Statement is filed by AngloGold with the SEC under the
Securities Act pursuant to this Agreement, AngloGold will, and hereby agrees to, indemnify and hold harmless Lonmin, Lonmin's directors and officers, each person who participates in the offering of such Registered Securities, including underwriters (as defined in the Securities Act), and each person, if any, who controls Lonmin or any participating person within the meaning of the Securities Act, against any losses, claims, damages or liabilities, joint or several, to which they may become subject under the Securities Act or otherwise, insofar as such losses, claims, damages or liabilities (or proceedings in respect thereof) arise out of or are based on any untrue or alleged untrue statement of any material fact contained in such Registration Statement, or any preliminary or final prospectus contained therein, or any amendment or supplement thereto, or any document incorporated by reference therein, or arise out of or are based upon the omission or alleged omission to state therein a material fact required to be stated therein or necessary to make the statements therein not misleading, and AngloGold will, and hereby agrees to, reimburse each of Lonmin, Lonmin's directors and officers, and each such participating person or controlling person for any legal or other out-of-pocket expenses reasonably incurred by them (but not in excess of expenses incurred in respect of one counsel for all of them unless there is an actual conflict of interest between any indemnified parties, which indemnified parties may be represented by separate counsel) in connection with investigating or defending any such claim, proceeding or action; provided, however, that the indemnity agreement contained in this Section 7 shall not apply to amounts paid in settlement of any such loss, claim, damage, liability or action if such settlement is effected without the consent of AngloGold (which consent shall not be unreasonably withheld); provided, further, that AngloGold shall not be liable to Lonmin, Lonmin's directors and officers, or any participating person or controlling person in any such case for any such loss, claim, damage, liability or action to the extent that it arises out of or is based upon an untrue statement or alleged untrue statement or omission or alleged omission made in such Registration Statement, preliminary prospectus, final prospectus or amendments or supplements thereto, in reliance upon and in conformity with written information furnished expressly for use therein by any of Lonmin, Lonmin's directors and officers, or any participating person or controlling person or by Lonmin's failure to furnish AngloGold, upon request, with the information with respect to Lonmin or any participating person, or Lonmin's intended method of distribution, that is the subject of the untrue statement or omission or if AngloGold shall sustain the burden of proving that Lonmin or such participating person sold securities to the person alleging such loss, claim, damage or liability without sending or giving, at or prior to the written confirmation of such sale, a copy of the applicable prospectus (excluding any documents incorporated by reference therein) or of the applicable prospectus, as then amended or supplemented (excluding any documents incorporated by reference therein) if AngloGold had previously furnished copies thereof to Lonmin or such participating person, and such prospectus corrected such untrue statement or alleged untrue statement or omission or alleged omission made in such Registration Statement. Such indemnity shall remain in full force and effect regardless of any investigation made by or on behalf of any of Lonmin, Lonmin's directors and officers, or any participating person or controlling person, and shall survive the transfer of such securities by Lonmin.
(b) If a Registration Statement is filed by AngloGold with the SEC under the
Securities Act pursuant to this Agreement, Lonmin will, and hereby agrees to, indemnify and hold harmless AngloGold, each of its directors and officers, each person, if any, who controls AngloGold within the meaning of the Securities Act, and each agent and any underwriter (within the meaning of the Securities Act) against any losses, claims, damages or liabilities, joint or several, to which AngloGold or any such director, officer, controlling person, agent or underwriter may become subject, under the Securities Act or otherwise, insofar as such losses, claims, damages or liabilities (or proceedings in respect thereof) arise out of or are based upon any untrue statement or alleged untrue statement of any material fact contained in such Registration Statement or any preliminary or final prospectus contained therein, or any amendment or supplement thereto, or any document incorporated by reference therein, or arise out of or are based upon the omission or alleged omission to state therein a material fact required to be stated therein or necessary to make the statements therein not misleading, in each case to the extent, but only to the extent, that such untrue statement or alleged untrue statement or omission or alleged omission was made in such Registration Statement, preliminary or final prospectus, or amendments or supplements thereto, in reliance upon and in conformity with written information furnished to AngloGold by or on behalf of Lonmin expressly for use therein; and Lonmin will, and hereby agrees to, reimburse any legal or other out-of-pocket expenses reasonably incurred by AngloGold or any such director, officer, controlling person, agent or underwriter (but not in excess of expenses incurred in respect of one counsel for all of them unless there is an actual conflict of interest between any indemnified parties, which indemnified parties may be represented by separate counsel) in connection with investigating or defending any such claim, proceeding or action; provided, however, that the indemnity agreement contained in this Section 7(b) shall not apply to amounts paid in settlement of any such loss, claim, damage, liability or action if such settlement is effected without the consent of Lonmin (which consent shall not be unreasonably withheld).
(c) If the indemnification provided for in this Section 7 from the indemnifying party is unavailable to an indemnified party hereunder in respect of any losses, claims, damages, liabilities or expenses referred to therein, then the indemnifying party, in lieu of indemnifying such indemnified party, shall contribute to the amount paid or payable by such indemnified party as a result of such losses, claims, damages, liabilities or expenses in such proportion as is appropriate to reflect the relative fault of the indemnifying party and indemnified parties in connection with the actions which resulted in such losses, claims, damages, liabilities or expenses, as well as any other relevant equitable considerations. The relative fault of such indemnifying party and indemnified parties shall be determined by reference to, among other things, whether any action in question, including any untrue or alleged untrue statement of a material fact or omission or alleged omission to state a material fact, has been made by, or relates to information supplied by, such indemnifying party or indemnified parties, and the parties' relative intent, knowledge, access to information and opportunity to correct or prevent such action. The amount paid or payable by a party as a result of the losses, claims, damages, liabilities and expenses referred to above shall be deemed to include any legal or other fees or expenses reasonably incurred by such party in connection with any investigation or proceeding. If the allocation provided in this paragraph (c) is not permitted by applicable law, the parties shall contribute based upon the relevant benefits received by AngloGold from the offering of primary AngloGold Shares on the one hand and the net proceeds received by Lonmin from the sale of Registered Securities on the other.
The parties hereto agree that it would not be just and equitable if contribution pursuant to this Section 7(c) were determined by pro rata allocation or by any other method of allocation which does not take account of the equitable considerations referred to in the immediately preceding paragraph. No Person guilty of fraudulent misrepresentation (within the meaning of Section 11(f) of the Securities Act) shall be entitled to contribution from any Person who was not guilty of such fraudulent misrepresentation.
(d)
Any Person entitled to indemnification hereunder (the "Indemnified
Party") agrees to give prompt written notice to the indemnifying party (the "Indemnifying Party") after the receipt by the Indemnified Party of any written notice of the commencement of any action, suit, proceeding or investigation or threat thereof made in writing for which the Indemnified Party intends to claim indemnification or contribution pursuant to this Agreement; provided, that the failure so to notify the Indemnified Party shall not relieve the Indemnifying Party of any liability that it may have to the Indemnifying Party hereunder unless such failure is materially prejudicial to the Indemnifying Party. If notice of commencement of any such action is given to the Indemnifying Party as above provided, the Indemnifying Party shall be entitled to participate in and, to the extent it may wish, to assume the defense of such action at its own expense, with counsel chosen by it and reasonably satisfactory to such Indemnified Party. The Indemnified Party shall have the right to employ separate counsel in any such action and participate in the defense thereof, but the fees and expenses of such counsel shall be paid by the Indemnified Party unless (i) the Indemnifying Party agrees to pay the same, (ii) the Indemnifying Party fails to assume the defense of such action, or (iii) the named parties to any such action (including any impleaded parties) have been advised by such counsel that either (A) representation of such Indemnified Party and the Indemnifying Party by the same counsel would be inappropriate under applicable standards of professional conduct or (B) there are one or more legal defenses available to it which are substantially different from or additional to those available to the Indemnifying Party. No Indemnifying Party shall be liable for any settlement entered into without its written consent, which consent shall not be unreasonably withheld.
(e) The agreements contained in this Section 7 shall survive the transfer of the
Registered Securities by Lonmin and sale of all the Registered Securities pursuant to any Registration Statement and shall remain in full force and effect, regardless of any investigation made by or on behalf of Lonmin or such director, officer or participating or controlling Person.

8. Affiliate Letter. (a) Concurrently with the execution of this Agreement,
Lonmin shall execute and deliver to AngloGold an "affiliate" letter, in the form attached as Exhibit A hereto, relating to the restrictions on the sale by Lonmin of the Lonmin AngloGold Shares under Rule 145 of the Securities Act and the terms of this Agreement.
9. Legends. (a) Stop transfer restrictions will be given to AngloGold's transfer agent(s) with respect to the Lonmin AngloGold Shares and there will be placed on the certificates or instruments representing the Lonmin AngloGold Shares, and on any certificate or instrument delivered in substitution therefor, a legend stating in substance:
"THE SHARES REPRESENTED BY THIS CERTIFICATE WERE ISSUED IN A TRANSACTION TO WHICH RULE 145 PROMULGATED UNDER THE U.S. SECURITIES ACT OF 1933 APPLIES. THE SHARES REPRESENTED BY THIS CERTIFICATE MAY NOT BE SOLD OR OTHERWISE TRANSFERRED EXCEPT (A) IN ACCORDANCE WITH THE TERMS OF A REGISTRATION RIGHTS AGREEMENT DATED MAY 2003 BETWEEN THE REGISTERED HOLDER HEREOF AND ANGLOGOLD LIMITED, A COPY OF WHICH AGREEMENT IS ON FILE AT THE PRINCIPAL OFFICES OF ANGLOGOLD LIMITED, AND (B) OTHERWISE IN COMPLIANCE WITH THE REQUIREMENTS OF SAID RULE 145 OR PURSUANT TO A REGISTRATION STATEMENT UNDER SAID ACT OR AN EXEMPTION FROM SUCH REGISTRATION."
(b) AngloGold hereby agrees that it will cause stop transfer restrictions to be released promptly upon expiration of the Effective Period or with respect to any Lonmin AngloGold Shares that are sold (A) in accordance with the terms of this Agreement, and (B) otherwise (i) pursuant to an effective registration statement under the Securities Act, (ii) pursuant to Rule 144 or 145 under the Securities Act, (iii) in accordance with the requirements of Rule 903 or 904 of Regulation S under the Securities Act, or (iv) pursuant to another exemption from the registration requirements of the Securities Act; provided, however, that in the case of any sale, the request for transfer is accompanied by a written statement signed by Lonmin confirming compliance with the terms of this Agreement and, in addition, in the case of any sale pursuant to clause (ii), (iii) or (iv) above, the request for transfer is accompanied by a written statement signed by Lonmin confirming compliance with the requirements of the relevant exemption from registration; and provided, further, that in the case of any sale pursuant to clause (iv) above, other than any sale by Lonmin to one or more of its direct or indirect wholly-owned subsidiaries, or among such subsidiaries, or by any such subsidiary to Lonmin, AngloGold shall have received a written opinion of counsel reasonably satisfactory to AngloGold.
10. Public Information. AngloGold covenants to:
(a) make available "adequate current public information" concerning
AngloGold within the meaning of Rule 144(c) under the Securities Act; and
(b) use reasonable endeavors to file with the SEC in a timely manner all reports and other documents required of AngloGold under the Securities Act and the Exchange Act.

11. Further Assurances. Each of AngloGold and Lonmin shall execute and deliver such additional instruments and other documents and shall take such further actions as may be reasonably necessary or appropriate to effectuate, carry out and comply with all of its obligations under this Agreement. Without limiting the generality of the foregoing, neither party hereto shall enter into any agreement or arrangement (or alter, amend or terminate any existing agreement or arrangement) if such action would impair the ability of the other party to effectuate, carry out or comply with all the terms of this Agreement.
12. Miscellaneous.
(a)
Term of Agreement; Termination. The term of this Agreement shall commence on the date hereof and such term and this Agreement shall terminate upon the earlier to occur of (i) the valid termination of the Transaction Agreement in accordance with its terms, or (ii) the expiry of the Effective Period. In the event that this Agreement terminates pursuant to the previous sentence, neither party hereto shall have any liability to the other under this Agreement, except that nothing herein shall relieve any party from liability for any breach of any of its warranties, covenants or agreements set forth in this Agreement prior to such termination; provided, however, that Sections 7, 10(a) and 12(i) shall survive termination of this Agreement.
(b) Amendments. This Agreement may not be amended, except by an instrument in writing signed by each of the parties hereto.
(c) Severability. If any term or other provision of this Agreement is invalid, illegal or incapable of being enforced by any rule of law, or public policy, all other conditions and provisions of this Agreement shall nevertheless remain in full force and effect so long as the economic or legal substance of the transactions contemplated hereby are not affected in any manner adverse to any party. Upon such determination that any term or other provision is invalid, illegal or incapable of being enforced, the parties hereto shall negotiate in good faith to modify this Agreement so as to effect the original intent of the parties as closely as possible in a mutually acceptable manner in order that the transactions contemplated hereby are consummated as originally contemplated to the fullest extent possible.
(d) Entire
Agreement. This Agreement constitutes the whole and only
agreement between the parties hereto with respect to the subject matter hereof and supersedes all prior agreements and undertakings, both written and oral, between the parties hereto with respect to the subject matter hereof. Except to the extent repeated in this Agreement, this Agreement supersedes and extinguishes any Pre-contractual Statement. Each party acknowledges that in entering into this Agreement it is not relying on any Pre-contractual Statement which is not set out in this Agreement. No party shall have any right of action against any other party to this Agreement arising out of or in connection with any Pre-contractual Statement (except in the case of fraud) except to the extent repeated in this Agreement. For the purposes of this subsection, "Pre-contractual Statement" means a draft, agreement, undertaking, representation, warranty, promise, assurance, promise or arrangement of any nature whatsoever, whether or not in writing, relating to this Agreement made or given by a party hereto, or any other person at any time prior to the date of this Agreement.

(e) Notices. All notices, request, claims, demands and other communications hereunder shall be in writing and shall be given (and shall be deemed to have been duly given upon receipt) by delivery in person, by telecopy or by registered or certified mail (postage prepaid, return receipt requested) to the respective parties at the following addresses (or at such other address for a party as shall be specified by notice given in accordance with this Section:
if to AngloGold:
AngloGold Limited
11 Diagonal Street
Johannesburg 2001
(PO Box 62117, Marshalltown 2107)
South Africa
Facsimile No.: +27 (11) 637 6666
Attention: Jonathan G Best, Executive Director, Finance
with a copy to:

Shearman & Sterling

Broadgate West
9 Appold Street
London EC2A 2AP
Facsimile No.: +44 (0)20 7655 5500
Attention: Pamela M. Gibson
Attention: Bonnie Greaves
Attention : George A Casey
if to Lonmin
Lonmin Plc
4 Grosvenor Place
London SW1X 7YL
Facsimile No.: +44 (0)20 7201 6134
Attention: John Robinson, Finance Director
with a copy to:
Herbert Smith
Exchange House
Primrose Street
London EC2A 2HS
Facsimile No.: +44 (0)20 7374 0888
Attention: Michael Walter
Attention: Alex Bafi
(f) Successors and Assigns. This Agreement shall not be assigned, without the prior written consent of each of the parties hereto, except that AngloGold may assign all or any of its rights hereunder to any affiliate of AngloGold, provided that no such assignment shall relieve AngloGold of its obligations hereunder. Any legal entity into which AngloGold is merged or converted or with which AngloGold is consolidated or which results from a merger, conversion or consolidation to which AngloGold is a party shall, to the extent permitted by applicable law, be the successor to AngloGold under this Agreement without further formality and the securities issued by such legal entity to Lonmin in any such transaction in exchange for Lonmin AngloGold Shares shall, to the extent permitted by applicable law, be deemed to be Registered Securities; provided, however, that such successor shall not be required under this Agreement to become a reporting company, and to register the class of such securities, under the United States Securities Exchange Act of 1934, as amended.
(g) No Third Party Beneficiaries. This Agreement shall be binding upon and inure solely to the benefit of each party hereto, and nothing in this Agreement, express or implied, except as provided in Section 7 hereof, is intended to or shall confer upon any other person any right, benefit or remedy of any nature whatsoever under or by reason of this Agreement. A person who is not a party to this Agreement shall have no right under the Contracts (Rights of Third Parties) Act 1999 to enforce any terms of this Agreement. The parties to this Agreement shall not owe any duty or have liability, whether as fiduciary or otherwise, to any of the beneficiaries of Section 7 hereof in relation to the parties' conduct pursuant to Section 7.
(h)      Specific Performance. The parties hereto agree that irreparable damage would occur in the event any provision of this Agreement were not performed in accordance with the terms hereof and that the parties shall be entitled to specific performance of the terms hereof, in addition to any other remedy at law or equity.
(i)       Governing Law. This Agreement shall be governed by and construed in accordance with English law and the parties hereto irrevocably submit to the exclusive jurisdiction of the English Courts.
(j)      Headings. The descriptive headings contained in this Agreement are included for convenience of reference only and shall not affect in any way the meaning or interpretation of this Agreement.
(k)      Counterparts. This Agreement may be executed and delivered (including, without limitation, by facsimile transmission) in one or more counterparts, and by the different parties hereto in separate counterparts, each of which when executed shall be deemed to be an original but all of which taken together shall constitute one and the same deed of agreement.

LNDOCS01/312507
IN WITNESS WHEREOF, AngloGold and Lonmin have caused this Agreement to be executed by their respective officers or representatives thereunto duly authorized as of the date first written above.
ANGLOGOLD LIMITED
By: /s/ R.M. Godsell
Name: R.M. Godsell
Title: CEO
By: /s/ Elisabeth Bradley
Name: Elisabeth Bradley
Title: Director
LONMIN Plc
By: /s/ John Anthony Craven
Name: John Anthony Craven
Title: Chairman
By: /s/ John Neil Robinson
Name: John Neil Robinson
Title: Finance Director

EXHIBIT A
Form of Affiliate Letter
4 August 2003
AngloGold Limited
11 Diagonal Street
Johannesburg 2001
Republic of South Africa
Ladies and Gentlemen:
This is to confirm that Lonmin has been advised that as of the date of this letter it may be deemed to be an "affiliate" of Ashanti Goldfields Company Limited, a publicly listed company incorporated under the laws of the Republic of Ghana (the "Company"), as the term "affiliate" is defined for purposes of paragraphs (c) and (d) of Rule 145 of the U.S. Securities Act of 1933, as amended (together with the Rules and Regulations promulgated thereunder, the "Act"). Pursuant to the terms of the Transaction Agreement, dated May 2003 (the "Transaction Agreement"), between AngloGold Limited, a publicly listed company incorporated under the laws of the Republic of South Africa ("AngloGold") and the Company, AngloGold intends to acquire all the issued and outstanding shares, no par value per share, of the Company pursuant to a scheme of arrangement (the "Scheme") between the Company and its members under Section 231 of the Ghana Companies Code, 1963 (Act 179), as amended (the "Companies Code"), whereby the Company will become a wholly owned subsidiary of AngloGold. Capitalized terms used but not defined in this letter agreement shall have the meanings ascribed thereto in the Transaction Agreement.
As a result of the Scheme, Lonmin may receive (i) ordinary shares, par value R0.25 per share, of AngloGold (the "AngloGold Shares"), (ii) AngloGold American Depositary Shares, each of which represents one AngloGold Share (the "AngloGold ADSs") or (iii) AngloGold Ghanaian Depositary Shares, one hundred of which represent one AngloGold Share (the "AngloGold GhDSs) (the AngloGold Shares, AngloGold ADSs and AngloGold GhDSs collectively referred to as the "AngloGold Securities"). Lonmin would receive such AngloGold Securities in exchange for ordinary shares, no par value per share, of the Company ("Company Shares") owned by it or upon exercise of options for Company Shares owned by it.
AngloGold and Lonmin have entered into a registration rights agreement, dated May 2003 (the "Registration Rights Agreement") in connection with the transaction contemplated by the Transaction Agreement.
1. Lonmin hereby represents, warrants and covenants to AngloGold that in the event it receives any AngloGold Securities as a result of the Scheme:

A.
Lonmin shall make any sale, transfer or other disposition of the
AngloGold Securities subject to the terms of the Registration Rights Agreement and otherwise in compliance with the Act and the Rules and Regulations. Lonmin understands that there may be additional restrictions imposed on any such sale, transfer or other disposition under the laws of England, South Africa, Ghana, and that it is Lonmin's responsibility to determine whether any such restrictions would apply to any AngloGold Securities that it might receive in the Scheme.
B.
Lonmin has carefully read this letter, the Transaction Agreement and the
Registration Rights Agreement and discussed the requirements of such documents and other applicable limitations upon its ability to sell, transfer or otherwise dispose of the AngloGold Securities, to the extent Lonmin felt necessary, with its counsel or counsel for the Company.
C.
Lonmin has been advised that the issuance of the AngloGold Securities to it pursuant to the Scheme has not been registered with the U.S. Securities and Exchange Commission (the "SEC"), but that AngloGold has relied upon the availability of an exemption from registration under Section 3(a)(10) of the Act. Lonmin has also been advised that, because at the time the Scheme is submitted for a vote of the members of the Company, (a) it may be deemed to be an affiliate of the Company and (b) the distribution by it of the AngloGold Securities has not been registered under the Act, Lonmin may not sell, transfer or otherwise dispose of the AngloGold Securities issued to it in the Scheme unless (A) such sale, transfer or disposition complies with the terms of the Registration Rights Agreement, and (B) otherwise (i) such sale, transfer or other disposition is made in conformity with the volume and other limitations of Rules 144 and 145 promulgated by the SEC under the Act, (ii) such sale, transfer or other disposition has been registered under the Act, (iii) such sale, transfer or other disposition is made in an offshore transaction in accordance with Rules 903 or 904 of Regulation S or (iv) in the opinion of counsel reasonably satisfactory to AngloGold, such sale, transfer or other disposition is otherwise exempt from registration under the Act.
D.
Lonmin understands that, other than in accordance with the terms of the
Registration Rights Agreement, AngloGold is under no obligation to register the sale, transfer or other disposition of the AngloGold Securities by Lonmin or on Lonmin's behalf under the Act or take any other action necessary in order to make compliance with an exemption from such registration available.
E.
Lonmin understands that there will be placed on the certificates for the
AngloGold Securities issued to it, or any substitutions therefor, a legend stating in substance:
"THE SHARES REPRESENTED BY THIS CERTIFICATE WERE ISSUED IN A TRANSACTION TO WHICH RULE 145 PROMULGATED UNDER THE U.S. SECURITIES ACT OF 1933 APPLIES. THE SHARES REPRESENTED BY THIS CERTIFICATE MAY NOT BE SOLD OR OTHERWISE TRANSFERRED EXCEPT (A) IN

ACCORDANCE WITH THE TERMS OF A REGISTRATION RIGHTS AGREEMENT DATED MAY 2003 BETWEEN THE REGISTERED HOLDER HEREOF AND ANGLOGOLD LIMITED, A COPY OF WHICH AGREEMENT IS ON FILE AT THE PRINCIPAL OFFICES OF ANGLOGOLD LIMITED, AND (B) OTHERWISE IN COMPLIANCE WITH THE REQUIREMENTS OF SAID RULE 145 OR PURSUANT TO A REGISTRATION STATEMENT UNDER SAID ACT OR AN EXEMPTION FROM SUCH REGISTRATION."
F.
Lonmin understands that unless a sale or transfer is
made (A) in accordance with the terms of the Registration Rights Agreement, and (B) otherwise (i) pursuant to an effective registration statement under the Act, (ii) in compliance with Rule 144 or 145 under the Act, (iii) in accordance with the requirements of Rule 903 or 904 of Regulation S under the Act, or (iv) in the opinion of counsel reasonably satisfactory to AngloGold such sale or transfer is exempt from registration under the Act, AngloGold reserves the right to put the following legend on the certificates issued to its transferee:
"THE SHARES REPRESENTED BY THIS CERTIFICATE HAVE NOT BEEN REGISTERED UNDER THE U.S. SECURITIES ACT OF 1933 AND WERE ACQUIRED FROM A PERSON WHO RECEIVED SUCH SHARES IN A TRANSACTION TO WHICH RULE 145 PROMULGATED UNDER THE U.S. SECURITIES ACT OF 1933 APPLIES. THE SHARES HAVE BEEN ACQUIRED BY THE HOLDER NOT WITH A VIEW TO, OR FOR RESALE IN CONNECTION WITH, ANY DISTRIBUTION THEREOF WITHIN THE MEANING OF THE U.S. SECURITIES ACT OF 1933 AND MAY NOT BE SOLD, PLEDGED OR OTHERWISE TRANSFERRED EXCEPT (A) IN ACCORDANCE WITH THE TERMS OF A REGISTRATION RIGHTS AGREEMENT DATED MAY 2003 BETWEEN THE REGISTERED HOLDER HEREOF AND ANGLOGOLD LIMITED, A COPY OF WHICH AGREEMENT IS ON FILE AT THE PRINCIPAL OFFICES OF ANGLOGOLD LIMITED, AND (B) OTHERWISE IN ACCORDANCE WITH AN EXEMPTION FROM THE REGISTRATION REQUIREMENTS OF THE U.S. SECURITIES ACT OF 1933."
2.
It is understood and agreed that the legends set forth in paragraph E and F above shall be removed by delivery of substitute certificates without such legend with respect to any AngloGold Shares that are sold, transferred or disposed (A) in accordance with the terms of the Registration Rights Agreement, and (B) otherwise (i) pursuant to an effective registration statement under the Act, (ii) pursuant to Rule 144 or 145 under the Act, (iii) in accordance with the requirements of Rule 903 or 904 of Regulation S under the Act, or (iv) pursuant to another exemption from the registration requirements of the Act; provided, however, that in the case of any sale, transfer or disposition the request for transfer is accompanied by a written statement signed by Lonmin confirming compliance with the terms of the Registration Rights Agreement and, in addition, in the case of any sale, transfer or disposition pursuant to clause (ii), (iii) or (iv) above, the request for transfer is accompanied by a written statement signed by Lonmin confirming compliance with the requirements of the relevant exemption from registration; and provided, further, that in the case of any sale, transfer or disposition pursuant to clause (iv) above, other than any sale, transfer or disposition by Lonmin to one or more of its direct or indirect wholly-owned subsidiaries, or among such subsidiaries, or by any such subsidiary to Lonmin, AngloGold shall have received a written opinion of counsel reasonably satisfactory to AngloGold.
Execution of this letter should not be considered an admission on Lonmin's part that it is an "affiliate" of the Company as described in the first paragraph of this letter, nor as a waiver of any rights Lonmin may have to object to any claim that it is such an affiliate on or after the date of this letter.
Very truly yours,
LONMIN Plc
By: /s/ J.N. Robinson
Name: J.N. Robinson
Title: Finance Director
Agreed and accepted this day of May, 2003, by
ANGLOGOLD LIMITED
By: /s/ R.M. Godsell_______
Name: R.M. Godsell
Title:
CEO

Mervyn Taback Incorporated Reg No 2000/024541/21
Directors CJ Brand HRAP Brooks CM Keene JAL Pitman R Smith M Taback E van Biljon L van Staden
Associate NM Sidiropoulos-Lubbe
EXHIBIT 5.1
TABACKS
ATTORNEYS
First Floor
21 West Street
Houghton 2198
Johannesburg
PO Box 3334
Houghton 2041
South Africa
Tel +27 11 483 1571
Fax +27 11 483 1503
Fax +27 11 483 0601
DX 375 Johannesburg
Email evb@tabacks.com
Website www.tabacks.com
Your Ref
Our Ref
ANGL3-RS58 Mr R Smith/gvh
Date
19 March 2004
AngloGold Limited
11 Diagonal Street
JOHANNESBURG
2001

P O Box 62117
MARSHALLTOWN
2107

Ladies and Gentlemen

We have acted as South African counsel to AngloGold Limited, a company organised under the laws of South Africa (the "Company"), in connection with the filing by the Company with the Securities and Exchange Commission (the "SEC") of a Registration Statement on Form F-3 (the "Registration Statement") and Prospectus contained in the Registration Statement (the "Prospectus") covering the registration under the U.S. Securities Act of 1933, as amended (the "Act") of ordinary shares of the Company.

In connection with the opinions expressed below, we have examined:

1.

a signed copy of the Company's Registration Statement relating to the offering of ordinary shares;
2.
the memorandum and articles of association of the Company; and

Page 2.
19 March 2004
3.
originals, or copies certified or otherwise identified to our satisfaction, of such other documents as we have deemed necessary or appropriate as a basis for the opinion hereinafter expressed.
In such examination, we have assumed the legal capacity of all individuals, the genuineness of all signatures, the authenticity of all documents submitted to us as originals and the conformity with the originals of all documents submitted to us as copies. Based upon the foregoing, and having regard for such legal considerations as we deem relevant, we are of the opinion that the ordinary shares to which the Registration Statement relates have been duly authorised, and when allotted by the board of directors of the Company and issued and paid for will be validly issued, fully paid and non-assessable.
We hereby consent to the filing of this opinion as an exhibit to the Registration Statement and to the use of our name in the Prospectus. In giving this consent, we do not hereby concede that we are within the category of persons whose consent is required under Section 7 of the Act or the rules and regulations promulgated thereunder. We are lawyers admitted to practice in South Africa and we are not admitted in, do not hold ourselves out as being experts on, and do not express any opinion on the law of any jurisdiction other than the laws of South Africa.

Yours faithfully

/s/Rupert Smith

MERVYN TABACK INCORPORATED

Exhibit 23.2
CONSENT OF DELOITTE AND TOUCHE

We consent to the incorporation by reference in this Registration Statement on Form F-3 and, Registration Statements Nos. 333-101891on Form F-3, and No. 333-10990 on Form S-8 of AngloGold Limited ("Company") of our report dated February 18, 2004 (which report expresses an unqualified opinion and includes explanatory paragraphs relating to the differences between accounting principles generally accepted in the United Kingdom and accounting principles generally accepted in the United States of America and the effect that the application of the latter would have on the determination of profit attributable to shareholders and of shareholders' equity, and, a going concern uncertainty), relating to the consolidated financial statements of Ashanti Goldfields Company Limited and its subsidiary undertakings as of December 31, 2003 and 2002, and for each of the years in the period then ended, appearing in the Company's Report on Form 6-K dated 19 March, 2004 and to the reference to us under the heading "Experts" in the Prospectus, which is part of this Registration Statement.

/s/ Deloitte & Touche
DELOITTE & TOUCHE
Accra, Ghana
March 19, 2004